As filed with the Securities and Exchange Commission on October 16, 1997

                                File No. 811-9130
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM N-1A

                          REGISTRATION STATEMENT UNDER
                       THE INVESTMENT COMPANY ACT OF 1940

                                 Amendment No. 7

            --------------------------------------------------------
                             SCHRODER CAPITAL FUNDS
             (Exact Name of Registrant as Specified in its Charter)

                   Two Portland Square, Portland, Maine 04101
                     (Address of Principal Executive Office)

        Registrant's Telephone Number, including Area Code: 207-879-1900
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                           Catherine S. Wooledge, Esq.
                         Forum Financial Services, Inc.
                               Two Portland Square
                              Portland, Maine 04101
                     (Name and Address of Agent for Service)

                                   Copies to:

                            Timothy W. Diggins, Esq.
                                  Ropes & Gray
                             One International Place
                              Boston, MA 02110-2624

                               Alexandra Poe, Esq.
                 Schroder Capital Management International Inc.
                         787 seventh Avenue, 34th Floor
                            New York, New York 10019
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


                                EXPLANATORY NOTE


This Registration Statement is being filed by Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended.


THIS REGISTRATION STATEMENT DOES NOT EFFECT THE PREVIOUSLY FILED PARTA AND PART B FOR INTERNATIONAL EQUITY FUND, SCHRODER EMERGING MARKETS FUND INSTITUTIONAL PORTFOLIO, SCHRODER EM CORE PORTFOLIO, OR SCHRODER INTERNATIONAL SMALLER COMPANIES PORTFOLIO.

                                     PART A
                         (PRIVATE PLACEMENT MEMORANDUM)

                             SCHRODER CAPITAL FUNDS
                                    --------

                        SCHRODER GLOBAL GROWTH PORTFOLIO

                                OCTOBER 14, 1997


                                  INTRODUCTION

Schroder Capital Funds (the "Trust") is registered as an open-end management investment company under the Investment Company Act of 1940 (the "1940 Act"). The Trust is authorized to offer beneficial interests ("Interests") in separate series, each with a distinct investment objective and policies (each, a "portfolio" and collectively, the "portfolios"). The Trust currently offers six portfolios: Schroder Global Growth Portfolio (the "Portfolio"), International Equity Fund, Schroder EM Core Portfolio, Schroder Emerging Markets Fund Institutional Portfolio, Schroder International Smaller Companies Portfolio, and Schroder U.S. Smaller Companies Portfolio. Additional portfolios may be added in the future. This Part A relates solely to the Portfolio. Schroder Capital Management International Inc. ("SCMI") is the Portfolio's investment adviser.

Interests are offered on a no-load basis exclusively to various qualified investors (including other investment companies) as described under "General Description of Registrant". Interests of the Trust are not offered publicly and, accordingly, are not registered under the Securities Act of 1933 (the "1933 Act").

                        GENERAL DESCRIPTION OF THE TRUST

The Trust was organized as a business trust under the laws of the State of Delaware on September 7, 1995 under a Trust Instrument dated September 6, 1995. The Trust has an unlimited number of authorized Interests. The assets of the Portfolio, and of any other portfolio now existing or created in the future, belong only to the Portfolio or that other portfolio, as the case may be. The assets belonging to a portfolio are charged with the liabilities of and all expenses, costs, charges and reserves attributable to that portfolio. The Portfolio is classified as "diversified" under the 1940 Act and commenced operations on or about October 14, 1997.

Interests in the Portfolio are offered solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolio may be made only by certain qualified investors (generally excluding S corporations, partnerships, and grantor trusts beneficially owned by any individuals, S corporations, or partnerships).
Investors may be organized within or outside the U.S. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

INVESTMENT OBJECTIVE

The Portfolio's investment objective is to seek long-term growth of capital. It seeks to achieve this objective by investing in common stocks of companies located anywhere in the world, including the United States. There can be no assurance that the Portfolio will achieve its investment objective.

INVESTMENT POLICIES

The Portfolio's fundamental investment policies may not be changed without a vote of approval by the holders of a majority of the Portfolio's outstanding voting Interests (defined in the same manner as the phrase "vote of a majority of the outstanding voting securities" is defined in the 1940 Act). Unless otherwise indicated, investment policies are not fundamental and may be changed by the Trust's Board of Trustees (the "Board") without prior investor approval. The following specific policies and limitations are considered at the time of any purchase. Additional investment policies, techniques, risks and restrictions concerning the Portfolio's investments are described below and under "Investment Risks" and "Investment Restrictions" in Part A and in Part B.

Global Growth Portfolio invests in common stocks of companies located in developed, newly industrialized and emerging markets. Under normal market conditions, the Portfolio invests at least 65% of its total assets in equity securities of companies located in at least five countries, one of which is the United States. Equity securities include common stocks, preferred stocks, convertible preferred stocks, stock rights and warrants, and convertible debt securities. Investments in stock rights and warrants are not considered in the 65% of total assets determination. The Portfolio may purchase stocks without regard to a company's market capitalization, although investments generally are concentrated in larger and, to a lesser extent, medium-sized companies relative to the particular market. The percentage of the Portfolio's assets invested in U.S. and non-U.S. stocks varies over time in accordance with the investment adviser's outlook.

Stock selection is at the heart of SCMI's investment process. SCMI emphasizes fundamental company analysis in seeking companies that it believes have a sustainable competitive advantage and whose growth potential is undervalued by investors. In selecting companies for investment, SCMI considers historical growth rates and future growth prospects, management capability, competitive position in both domestic and export markets, and other factors. SCMI also seeks to add value through active geographic allocation. Its allocation decisions are based upon its assessment of the likelihood that the country will have a favorable long-term business environment in which corporate growth will not be impeded materially by adverse macroeconomics or political factors.

COMMON AND PREFERRED STOCK AND WARRANTS. Common stockholders are the owners of the company issuing the stock and, accordingly, vote on various corporate governance matters such as mergers. They are not creditors of the company, but rather, upon liquidation of the company, are entitled to their pro rata share of the company's assets after creditors (including fixed income security holders) and preferred stockholders, if any, are paid. Preferred stock is a class of stock having a preference over common stock as to dividends and, generally, as to the recovery of investment. A preferred stockholder is also a shareholder and not a creditor of the company. Equity securities owned by a Portfolio may be traded in the over-the-counter market or on a securities exchange, but may not be traded every day or in the volume typical of securities traded on a major U.S. national securities exchange. As a result, disposition by an Equity Portfolio of a security to meet withdrawals by interestholders or otherwise may require the Portfolio to sell these securities at a discount from market prices, to sell during periods when disposition is not desirable, or to make many small sales over a lengthy period of time. The market value of all securities, including equity securities, is based upon the market's perception of value and not necessarily the "book value" of an issuer or other objective measure of a company's worth.

The Portfolio may also invest in warrants. Warrants are options to purchase an equity security at a specified price (usually representing a premium over the applicable market value of the underlying equity security at the time of the warrant's issuance) and usually during a specified period of time.

DERIVATIVE INVESTMENTS. The Portfolio may from time to time use various derivative instruments to protect its investment portfolio from movements in securities prices, interest rates and currency exchange rates. Derivative instruments include futures contracts on securities, financial indices and foreign currencies; options on futures contracts and on securities, financial indices and foreign currencies; and interest rate swaps and swap-related products. The Portfolio uses derivative instruments primarily to hedge the value of its portfolio against potential adverse movements in securities prices, foreign currency markets or interest rates. To a limited extent, the Portfolio may also use derivative instruments for non-hedging purposes such as seeking to increase the Portfolio's income or otherwise seeking to enhance return.

FOREIGN EXCHANGE CONTRACTS. When investing in foreign securities, the Portfolio usually effects currency exchange transactions on a spot (I.E., cash) basis at the spot rate prevailing in the foreign exchange market. The Portfolio may use a variety of currency hedging techniques, including forward currency contracts, to manage exchange-rate risk when investing in securities denominated in foreign currencies. Changes in currency exchange rates affect the U.S.-dollar values of securities denominated in foreign currencies. Exchange rates between the U.S. dollar and other currencies fluctuate in response to forces of supply and demand in the foreign exchange markets. These forces are affected by the international balance of payments and other economic and financial conditions, government intervention, speculation, and other factors, many of which may be difficult (if not impossible) to predict. The Portfolio incurs foreign exchange expenses in converting assets from one currency to another.

The Portfolio may enter into foreign currency forward contracts to purchase or sell foreign currencies in anticipation of its currency requirements and to protect against possible adverse movements in foreign exchange rates. A forward currency contract is an obligation to purchase or sell a specific currency at a future date, which may be any fixed number of days from the date of the contract agreed upon by the parties, at a price set at the time of the contract. This method of attempting to hedge the value of portfolio securities against a decline in the value of a currency does not eliminate fluctuations in the underlying prices of the securities and may expose the Portfolio to the risk that the counterparty is unable to perform. Although such contracts may reduce the risk of loss to the Portfolio due to a decline in the value of the currency sold, they also limit any possible gain that might result should the value of such currency rise. The Portfolio does not intend to maintain a net exposure to such contracts where the fulfillment of obligations under such contracts would obligate it to deliver an amount of foreign currency in excess of the value of its portfolio securities or other assets denominated in the currency. These contracts involve a risk of loss if the investment adviser fails to predict currency values correctly. The Portfolio has no present intention to enter into currency futures or options contracts, but may do so in the future. (See "Risk Considerations -- Currency Fluctuations and Devaluations".)

DEBT SECURITIES. The Portfolio may seek capital appreciation through investment in convertible or non-convertible debt securities. Capital appreciation in debt securities may arise as a result of a favorable change in relative foreign exchange rates, in relative interest rate levels, or in the creditworthiness of issuers. The receipt of income from these securities is incidental to the Portfolio's objective of long-term capital appreciation. Such income can be used, however, to offset the operating expenses of the Portfolio. The Portfolio may invest to a certain extent in debt securities in order to participate in debt-to-equity conversion programs incident to corporate reorganizations.

The Portfolio may invest in debt securities issued or guaranteed by the U.S. Government and foreign governments (including countries, provinces and municipalities) or their agencies, instrumentalities, and government-sponsored enterprises; debt securities issued or guaranteed by international organizations designated or supported by multiple foreign governmental entities (which are not obligations of foreign governments) to promote economic reconstruction or development; and, debt securities issued by corporations or financial institutions.

U.S. GOVERNMENT SECURITIES. U.S. government securities include U.S. Treasury bills and other securities and obligations issued or guaranteed by U.S. Government agencies, instrumentalities and government-sponsored enterprises that are backed by the full faith and credit of the U.S. Government, such as those guaranteed by the Small Business Administration or issued by the Government National Mortgage Association. In addition, U.S. government securities include securities supported primarily or solely by the creditworthiness of the issuer, such as securities of the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation and the Tennessee Valley Authority. There is no guarantee that the U.S. Government will support securities not backed by its full faith and credit. (See Part B for further information about these securities.)

BRADY BONDS. The Portfolio may invest a portion of its assets in Brady Bonds, which are securities created through the exchange of existing commercial bank loans to sovereign entities for new obligations in connection with debt restructuring (under a debt restructuring plan introduced by former U.S. Secretary of the Treasury, Nicholas F. Brady). Brady Bonds have been issued only recently and, therefore, do not have a long payment history. Brady Bonds may have collateralized and uncollateralized components, are issued in various currencies, and are actively traded in the over-the-counter secondary market. Brady Bonds are not considered U.S. government securities. In light of the residual risk associated with the uncollateralized portions of Brady Bonds and, among other factors, the history of defaults with respect to commercial bank loans by public and private entities of countries issuing Brady Bonds, investments in Brady Bonds are considered speculative. Brady Bonds could be subject to restructuring arrangements or to requests for new credit, which could cause the Portfolio to suffer a loss of interest or principal on its holdings. (For further information see "Brady Bonds", in Part B.)

AMERICAN DEPOSITORY RECEIPTS ("ADRS"). Due to the absence of established securities markets in certain emerging market countries and restrictions in certain countries on direct investment by foreign entities, the Portfolio may invest in certain emerging market issuers through the purchase of sponsored and unsponsored American Depository Receipts or other similar securities, such as American Depository Shares, Global Depository Shares or International Depository Receipts. ADRs are receipts typically issued by U.S. banks evidencing ownership of the underlying securities into which they are convertible. These securities may or may not be denominated in the same currency as the underlying securities. Unsponsored ADRs may be created without the participation of the foreign issuer. Holders of unsponsored ADRs generally bear all the costs of the ADR facility, whereas foreign issuers typically bear certain costs in a sponsored ADR. The bank or trust company depository of an unsponsored ADR may be under no obligation to distribute shareholder communications received from the foreign issuer or to pass through voting rights.

REPURCHASE AGREEMENTS. The Portfolio may invest in repurchase agreements, which are a means of investing monies for a short period. Under a repurchase agreement, a seller -- a bank or recognized broker-dealer -- sells securities to the Portfolio and agrees to repurchase them (at the Portfolio's cost plus interest) within a specified period (normally one day). The value of the underlying securities purchased by the Portfolio is monitored to ensure that the total value of the collateral given to secure the seller's repurchase obligation equals or exceeds the value of the repurchase agreement. The Portfolio's custodian bank holds the collateral until the repurchase agreement has matured. If the seller defaults under a repurchase agreement, the Portfolio may have difficulty exercising its rights to the underlying collateral and may incur costs and experience time delays in disposing of it. To evaluate potential risk, SCMI reviews the creditworthiness of banks and dealers with which the Portfolio enters into repurchase agreements.

LOANS OF PORTFOLIO SECURITIES. The Portfolio may lend portfolio securities to brokers, dealers and other financial institutions meeting specified credit conditions if the loan is collateralized in accordance with applicable regulatory requirements and if, after any loan, the value of the securities loaned does not exceed one-third of the value of the Portfolio's total assets. In the event of the other party's bankruptcy, the Portfolio could experience delays in recovering the securities loaned, and potentially, a loss.

The Portfolio may lend its securities if it maintains in a segregated account liquid assets equal to the current market value of the securities loaned (including accrued interest thereon) plus the loan interest payable to the Portfolio. Any securities that the Portfolio receives as collateral do not become part of its portfolio at the time of the loan. In the event of a default by the borrower, the Portfolio will (if permitted by law) dispose of such collateral except for such part thereof that is a security in which the Portfolio is permitted to invest. While the securities are on loan, the borrower pays the Portfolio any accrued income on those securities, and the Portfolio may invest the cash collateral and earn income or receive an agreed upon fee from a borrower that has delivered cash equivalent collateral. Cash collateral received by the Portfolio is invested in U.S. government securities and liquid high-grade debt or equity obligations. The value of securities loaned is marked to market daily. Portfolio securities purchased with cash collateral are subject to possible depreciation. Loans of securities by the Portfolio are subject to termination at the Portfolio's or the borrower's option. The Portfolio may pay reasonable negotiated fees in connection with loaned securities, so long as such fees are set forth in a written contract and approved by the Board. (See "Loans of Portfolio Securities" in the SAI for further information on securities loans.)

LIQUIDITY. The Portfolio does not invest more than 15% of its assets in securities determined by SCMI to be illiquid. Securities that may be resold to certain institutional customers under Rule 144A of the Securities act of 1933 or
Section 4(2) paper issued under that Act that has an active secondary market may be determined by SCMI to be liquid for purposes of compliance with the Portfolio's limitations on illiquid investments. There is no guarantee that the Portfolio will be able to sell such securities at any time when SCMI deems it advisable to do so or at prices prevailing for comparable securities that are more widely held. (See "Investment Policies -- Illiquid and Restricted Securities" in Part B for further information.)

INVESTMENT IN OTHER INVESTMENT COMPANIES OR VEHICLES. The Portfolio is permitted to invest in certain emerging markets through governmentally authorized investment vehicles or companies. Pursuant to the 1940 Act, the Portfolio may invest in the shares of other investment companies which invest in securities that the Portfolio is permitted to purchase subject to the limits permitted under the 1940 Act or any orders, rules or regulations thereunder. When investing through investment companies, the Portfolio may pay substantial premiums above such investment companies' net asset value per share. The Portfolio does not intend to invest in other investment companies unless, in the judgment of SCMI, the potential benefits of such investment justify the payments of any applicable premiums or sales charges. As a shareholder in an investment company, the Portfolio would bear its ratable share of the investment company's expenses, including its advisory and administrative fees. At the same time, the Portfolio would continue to pay its own fees and expenses.

TEMPORARY DEFENSIVE INVESTMENTS. For temporary defensive purposes, the Portfolio may invest without limitation in (or enter into repurchase agreements maturing in seven days or less with banks and broker-dealers with respect to) short-term debt securities, including commercial paper, U.S. Treasury bills, other short-term U.S. government securities, certificates of deposit, and bankers' acceptances of U.S. or foreign banks. The Portfolio also may hold cash and time deposits denominated in any major foreign currency in foreign banks. To the extent that the Portfolio assumes a temporary defensive position, it may not be pursuing its investment objective.

INVESTMENT RISKS

GEOGRAPHIC CONCENTRATION. The Portfolio may invest more than 25% of its total assets in issuers located in any one country and, to the extent that it does so, is susceptible to a range of factors that could adversely affect that country, including political and economic developments and foreign exchange rate fluctuations discussed below. As a result of investing substantially in one country, the value of the Portfolio's assets may fluctuate more widely than the value of shares of a comparable fund with a lesser degree of geographic concentration.

INTERNATIONAL INVESTMENTS. All investments, domestic and foreign, involve risks. Investment in the securities of foreign issuers may involve risks in addition to those normally associated with investments in the securities of U.S. issuers. While the Portfolio generally invests only in securities of companies and governments in countries that the investment adviser considers both politically and economically stable, all foreign investments are subject to risks of foreign political and economic instability, adverse movements in foreign exchange rates, the imposition or tightening of exchange controls or other limitations on repatriation of foreign capital. Foreign investments are subject to the risk of changes in foreign governmental attitudes towards private investment that could lead to nationalization, increased taxation or confiscation of Portfolio assets.

Moreover, (1) dividends payable on foreign securities may be subject to foreign withholding taxes, thereby reducing the income earned by the Portfolio; (2) commission rates payable on foreign portfolio transactions are generally higher than in the United States; (3) accounting, auditing and financial reporting standards differ from those in the United States, which means that less information about foreign companies may be available than is generally available about issuers of comparable securities in the United States.; (4) foreign securities often trade less frequently and with lower volume than U.S.
securities and consequently may exhibit greater price volatility; and (5) foreign securities trading practices, including those involving securities settlement, may expose the Portfolio to increased risk in the event of a failed trade or the insolvency of a foreign broker-dealer or registrar.

REGULATION AND LIQUIDITY OF MARKETS. Government supervision and regulation of exchanges and brokers in certain foreign countries, including emerging market countries, is typically less extensive than in the United States. These markets may have different clearance and settlement procedures, and in certain cases, settlements have not kept pace with the volume of securities transactions, making them difficult to conduct. Delays in settlement could adversely affect or interrupt the Portfolio's intended investment program or result in investment losses due to intervening declines in security values.

Securities markets in emerging market countries are substantially smaller than U.S. securities markets and have substantially lower trading volume, resulting in diminished liquidity and greater price volatility. Reduced secondary market liquidity may make it more difficult for the Portfolio to determine the value of its portfolio securities or dispose of particular instruments when necessary. Brokerage commissions and other transaction costs on foreign securities exchanges are also generally higher.

EMERGING MARKETS. Investing in emerging market countries generally presents greater risk than does other foreign investing. In any emerging market country, there is the increased possibility of expropriation of assets, confiscatory taxation, nationalization of companies or industries, foreign exchange controls, foreign investment controls on daily stock market movements, default in foreign government securities, political or social instability, or diplomatic developments that could affect investments in those countries. In the event of expropriation, nationalization or other confiscation, the Portfolio could lose its entire investment in the country involved. The economies of developing countries are more likely to be adversely affected by trade barriers, exchange controls, managed adjustments in relative currency values and other protectionist measures imposed or negotiated by the countries with which they trade. There may also be less monitoring and regulation of emerging markets and the activities of brokers there. Investing may require that the Portfolio adopt special procedures, seek local government approvals or take other actions that may incur costs for the Portfolio.

Certain emerging market countries may restrict investment by foreign investors. These restrictions or controls may at times limit or preclude investment in certain securities and may increase the costs and expenses of the Portfolio. Several emerging market countries have experienced high, and in some periods extremely high, rates of inflation in recent years. Inflation and rapid fluctuations in inflation rates may adversely affect these countries' economies and securities markets. Further, inflation accounting rules in some emerging market countries may indirectly generate losses or profits for certain emerging market companies.

CURRENCY FLUCTUATIONS AND DEVALUATIONS. The Portfolio invests heavily in securities denominated in non-U.S. currencies. A decline against the dollar in the value of currencies in which the Portfolio's investments are denominated will result in a corresponding decline in the dollar value of its assets. This risk may be heightened in the case of investing in certain emerging market countries.

The Portfolio may, at times, have to liquidate portfolio securities in order to acquire sufficient U.S. dollars to fund redemptions, make distributions or pay its expenses. Changes in foreign currency exchange rates may contribute to the need to liquidate portfolio securities. The Portfolio incurs foreign exchange expenses in converting assets from one currency to another.

DERIVATIVES. The use of derivative instruments exposes the Portfolio to additional investment risks and transaction costs. Risks inherent in the use of derivative instruments include: (1) the risk that interest rates, securities prices and currency markets will not move in the directions that the portfolio manager anticipates; (2) imperfect correlation between the price of derivative instruments and movements in the prices of the securities, interest rates or currencies being hedged; (3) the fact that skills needed to use these strategies are different from those needed to select portfolio securities; (4) inability to close out certain hedged positions to avoid adverse tax consequences; (5) the possible absence of a liquid secondary market for any particular instrument and possible exchange-imposed price fluctuation limits, either of which may make it difficult or impossible to close out a position when desired; (6) leverage risk, that is, the risk that adverse price movements in an instrument can result in a loss substantially greater than the Portfolio's initial investment in that instrument (in some cases, the potential loss is unlimited); and (7) particularly in the case of privately negotiated instruments, the risk that the counterparty will fail to perform its obligations, which could leave the Portfolio worse off than if it had not entered into the position. Although SCMI believes that the use of derivative instruments will be beneficial, the Portfolio's performance could be worse than if the Portfolio had not used such instruments if the investment adviser's judgment proves incorrect.

DEBT SECURITIES. Debt securities are generally subject to two kinds of risk -- credit risk and market risk. Credit risk refers to the ability of the debtor, and any other obligor, to pay principal and interest on the debt as it becomes due. The Portfolio may, from time to time, invest in debt securities with high risk and high yields (as compared to other debt securities meeting the Portfolio's investment criteria). The debt securities in which the Portfolio invests may be unrated but will not be in default at the time of purchase. Market risk refers to the tendency of the value of debt securities to vary inversely with interest rate changes. Certain debt instruments may also be subject to extension risk, which refers to change in total return on a debt instrument resulting from extension or abbreviation of the instrument's maturity.

INVESTMENT RESTRICTIONS

The following investment restrictions of the Portfolio were designed to reduce its exposure in specific situations. Under these fundamental restrictions, the Portfolio will not:

BORROWING. As a fundamental policy, the Portfolio may borrow money but will limit borrowings to amounts not in excess of one third of the value of its total assets. Borrowing for other than temporary or emergency purposes or meeting redemption requests is not expected to exceed 5% of the value of the Portfolio's assets. Certain transactions, such as reverse repurchase agreements, that are similar to borrowings are not treated as borrowings to the extent that they are fully collateralized.

DIVERSIFICATION AND CONCENTRATION. The Portfolio is diversified as that term is defined in the Investment Company Act of 1940 (the "1940 Act"). As a fundamental policy, with respect to 75% of its assets, the Portfolio may not purchase a security (other than a U.S. government security or a security of an investment company) if, as a result: (1) more than 5% of the Portfolio's total assets would be invested in the securities of a single issuer; or (2) the Portfolio would own more than 10% of the outstanding voting securities of any single issuer. The Portfolio may not concentrate its assets in the securities of issuers in any one industry. As a fundamental policy, the Portfolio may not purchase a security if, as a result, more than 25% of the value of its total assets would be invested in the securities of issuers conducting their principal business activities in the same industry. This limit does not apply to investments in U.S. government securities, or repurchase agreements covering U.S. government securities.

The percentage restrictions described above and in Part B apply only at the time of investment and require no action by the Portfolio as a result of subsequent changes in value of the investments or the size of the Portfolio. A supplementary list of investment restrictions is contained in Part B.

                             MANAGEMENT OF THE TRUST

TRUSTEES AND OFFICERS. The Portfolio's business and affairs are managed under the Board's direction. The Board formulates the Trust's and Portfolio's general policies and meets periodically to review the Portfolio's results, monitor investment activities and practices and discuss other matters affecting the Portfolio and the Trust. Additional information regarding the Trustees and executive officers of the Trust may be found in Part B.

INVESTMENT ADVISER

SCMI is a wholly owned U.S. subsidiary of Schroders Incorporated (doing business in New York as Schroders Holdings), the wholly owned U.S. holding company subsidiary of Schroders plc. Schroders plc is the holding company parent of a large world-wide group of banks and financial services companies.

As investment adviser to the Portfolio, SCMI manages the Portfolio and continuously reviews, supervises and administers its investments. SCMI is responsible for making decisions relating to the Portfolio's investments and placing purchase and sale orders regarding investments with brokers or dealers it selects. For these services, SCMI is entitled to receive a monthly advisory fee at the annual rate of 0.50% of the Portfolio's average daily net assets. SCMI has agreed, however, to waive all or a portion of its advisory fees. Such fee limitation arrangement shall remain in effect until its elimination is approved by the Board.

PORTFOLIO TRANSACTIONS. SCMI places orders for the purchase and sale of the Portfolio's investments with brokers and dealers selected by SCMI in its discretion and seeks "best execution" of such portfolio transactions. The Portfolio may pay higher than the lowest available commission rates when SCMI believes it is reasonable to do so in light of the value of the brokerage and research services provided by the broker effecting the transaction.

Commission rates are fixed on many foreign securities exchanges, and this may cause higher brokerage expenses to accrue to the Portfolio than would be the case for comparable transactions effected on U.S. securities exchanges.

Subject to the policy of obtaining the best price consistent with quality of execution on transactions, SCMI may employ: (1) Schroder & Co., Inc. and its affiliates ("Schroder & Co."), affiliates of SCMI, to effect transactions on the New York Stock Exchange; and (2) Schroder Securities Limited and its affiliates ("Schroder Securities"), also affiliates of SCMI, to effect transactions of the Portfolio on certain foreign securities exchanges. Because of the affiliation between SCMI and both Schroder & Co. and Schroder Securities, the Portfolio's payment of commissions to them is subject to procedures adopted by the Board designed to ensure that commissions will not exceed the usual and customary brokers' commissions. No specific portion of the Portfolio's brokerage will be directed to Schroder & Co. or Schroder Securities, and in no event will either receive any brokerage in recognition of research services.

PORTFOLIO MANAGERS. The Portfolio is managed by the investment management team of Michael Perelstein and Paul Morris (with the assistance of a Schroder investment committee). Mr. Perelstein has been a Senior Vice President of SCMI since January 2, 1997. Prior thereto, he was a Managing Director at MacKay Shields Financial Corporation. Mr. Perelstein has more than twelve years of international and global investment experience. Mr. Morris has been a Senior Vice President of SCMI and a Director of Schroder Capital Management Inc. since January 1997. Prior thereto he was Principal and Senior Portfolio Manager at Weiss Peck & Greer, L.L.C.; Managing Director (Equity Division) at UBS Asset Management and Equity Portfolio Manager at Chase Investors Management Corp.

ADMINISTRATIVE SERVICES

On behalf of the Portfolio, the Trust has entered into an administration agreement with Schroder Fund Advisors Inc. ("Schroder Advisors"), 787 Seventh Avenue, New York, New York 10019. Schroder Advisors is a wholly owned subsidiary of SCMI. For its services, Schroder Advisors is entitled to receive an administration fee at the annual rate of 0.15% of the Portfolio's average daily net assets. In addition, the Trust has entered into a subadministration agreement with Forum Administrative Services, LLC ("Forum"), Two Portland Square, Portland, Maine 04101. For its services, Forum is entitled to receive a subadministration fee at an annual rate of 0.075% of the Portfolio's average daily net assets. From time to time, Schroder Advisors or Forum voluntarily may agree to waive all or a portion of its fees.

RECORDKEEPER AND FUND ACCOUNTANT

Forum Accounting Services, LLC ("Forum Accounting"), Two Portland Square, Portland, Maine 04101, is the Portfolio's recordkeeper (transfer agent) and fund accountant. Forum Accounting is an affiliate of Forum. For recordkeeping services for the Portfolio's Interests, Forum Accounting is entitled to receive a fee of $12,000 per year. For fund accounting services for the Portfolio, Forum Accounting is entitled to receive a base fee of $60,000 per year ($36,000 plus $24,000 for international portfolios) plus additional amounts depending on the Portfolio's assets, the number and type of securities it holds and its portfolio turnover rate. From time to time, Forum Accounting voluntarily may agree to waive all or a portion of its fees.

EXPENSES

The Portfolio is obligated to pay for all of its expenses. These expenses include: governmental fees; interest charges; taxes; insurance premiums; investment advisory, custodial, administrative and transfer agency and fund accounting fees, as described above; compensation of certain of the Trust's
Trustees, costs of membership trade associations; fee and expenses of independent auditors and legal counsel to the Trust; and expenses of calculating the net asset value of and the net income of the Portfolio. The Portfolio's expenses comprise Trust expenses attributable to the Portfolio, which are allocated to the Portfolio, and expenses not attributable to the Portfolio, which are allocated among the portfolios in proportion to their average net assets or as otherwise determined by the Board.

CUSTODIAN

The Chase Manhattan Bank, through its Global Securities Services division, located in London, England, acts as custodian of the Portfolio's assets and employs foreign subcustodians to maintain the Portfolios' foreign assets outside the U.S.

                       CAPITAL STOCK AND OTHER SECURITIES

The Trust was organized as a business trust under the laws of the State of Delaware. Under the Trust Instrument, the Trustees are authorized to issue
Interests in separate series of the Trust. The Trust currently has six portfolios (one being the Portfolio), and the Trust reserves the right to create additional portfolios.

Each investor in the Portfolio is entitled to participate equally in the Portfolio's earnings and assets and to a vote in proportion to the amount of its investment in the Portfolio. Investments in the Portfolio may not be transferred, but an investor may withdraw all or any portion of its investment at any time at net asset value.

Investments in the Portfolio have no preemptive or conversion rights and are fully paid and non-assessable, except as set forth below. The Trust is not required and has no current intention to hold annual meetings of investors, but the Trust will hold special meetings of investors when in the Trustees' judgment it is necessary or desirable to submit matters to an investor vote. Generally, Interests are voted in the aggregate without reference to a particular portfolio, unless the Trustees determine that the matter affects only one portfolio or portfolio voting is required, in which case Interests are voted separately by portfolio. Upon liquidation of the Portfolio, investors will be entitled to share pro rata in the Portfolio's net assets available for distribution to investors.

The Portfolio is not required to pay federal income taxes on its ordinary income and capital gain, as it is treated as a partnership for federal income tax purposes. All interest, dividends and gain and loss of the Portfolio are deemed to "pass through" to its investors, regardless of whether such interest, dividends or gain are distributed by the Portfolio or any loss is realized by the Portfolio.

Under the Portfolio's operational methods, it is not subject to any income tax. However, each investor in the Portfolio will be taxed on the investor's proportionate share (as determined in accordance with the Trust's Trust Instrument and the Code) of the Portfolio's ordinary income and capital gain, to the extent that the investor is subject to tax on its income. The Trust will inform investors of the amount and nature of such income or gain.

                             PURCHASE OF SECURITIES

Portfolio Interests are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. See "General Description of Registrant" above. All investments are made without a sales load, at the Portfolio's net asset value next determined after an order is received. A Subscription Agreement must be completed before the Portfolio will accept a new interestholder.

Net asset value is calculated as of 4:00 p.m. (Eastern time), Monday through Friday, on each day that the New York Stock Exchange is open for trading (which excludes the following national business holidays: New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving and Christmas) ("Portfolio Business Day"). Net asset value per Interest is calculated by dividing the aggregate value of the Portfolio's assets less all liabilities by the number of Interests outstanding. Portfolio securities listed on recognized stock exchanges are valued at the last reported trade price, prior to the time when the assets are valued, on the exchange on which the securities are principally traded. Listed securities traded on recognized stock exchanges where last trade prices are not available are valued at mid-market prices. Securities traded in over-the-counter markets, or listed securities for which no trade is reported on the valuation date, are valued at the most recent reported mid-market price. Other securities and assets for which market quotations are not readily available are valued at fair value as determined in good faith using methods approved by the Board.

Trading in securities on non-U.S. exchanges and over-the-counter markets may not take place on every day that the New York Stock Exchange is open for trading. Furthermore, trading takes place in various foreign markets on days on which the Portfolio's net asset value is not calculated. If events materially affecting the value of foreign securities occur between the time when their price is determined and the time when net asset value is calculated, such securities will be valued at fair value as determined in good faith by using methods approved by Board. All assets and liabilities of the Portfolio denominated in foreign currencies are valued in U.S. dollars based on the exchange rate last quoted by a major bank prior to the time when the net asset value of the Portfolio is calculated.

Registered investment companies are subject to no minimum initial or subsequent investment amount. For other qualified investors, the minimum initial investment amount is $2 million, and there is no minimum subsequent investment amount. However, since the Portfolio seeks to be as fully invested at all times as is reasonably practicable in order to enhance the return on its assets, investments must be made in federal funds (I.E., monies credited to the account of the Trust's custodian by a Federal Reserve Bank). Minimum investment amounts may be waived at the discretion of the Portfolio's investment adviser, SCMI.

Qualified investors who have completed a subscription agreement may transmit purchase payments by Federal Reserve Bank wire directly to the Portfolio as follows:

                  The Chase Manhattan Bank
                  New York, NY
                  ABA No.: 021000021
                  For Credit To: Forum Financial Corp.
                  Account No.: 910-2-792492
                  Ref.: Schroder Global Growth Portfolio
                  Account of: (interestholder name)
                  Account No: (interestholder account number)

The wire order must specify the name of the Portfolio, the account name and number, address, confirmation number, amount to be wired, name of the wiring bank, and name and telephone number of the person to be contacted in connection with the order. If the initial investment is by wire, an account number is assigned, and a Subscription Agreement must be completed and mailed to the Portfolio before any account becomes active. Wire orders received prior to 4:00 p.m. (Eastern time) on each Portfolio day that the New York Stock Exchange is open for trading (a "Business Day") are processed at the net asset value determined as of that day. Wire orders received after 4:00 p.m. (Eastern time) are processed at the net asset value determined as of the next Business Day. The Trust reserves the right to cease accepting investments in the Portfolio at any time or to reject any investment order.

Forum Financial Services, Inc., an affiliate of Forum, is the placement agent for the Trust. The placement agent receives no compensation for its services.

                            REDEMPTION OR REPURCHASE

An investor may withdraw all or any portion of its investment in the Portfolio at the net asset value next determined after the investor furnishes a withdrawal request in proper form to the Trust. Redemption proceeds are paid by the Portfolio in federal funds normally on the business day after the withdrawal is effected but, in any event, within seven days. Investments in the Portfolio may not be transferred. The right of redemption may not be suspended nor the payment dates postponed for more than seven days except when the New York Stock Exchange is closed (or when trading on the Exchange is restricted) for any reason other than its customary weekend or holiday closings or under any emergency or other circumstances as determined by the Securities and Exchange Commission.

Interests are redeemed at their next determined net asset value after receipt by the Trust of a redemption request in proper form. Redemption requests may be made between 9:00 a.m. and 6:00 p.m. (Eastern time) on each Business Day. Redemption requests that are received prior to 4:00 p.m. (Eastern time) are processed at the net asset value determined as of that day. Redemption requests that are received after 4:00 p.m. (Eastern time) are processed at the net asset value determined on the next Business Day. Redemption requests must include the name of the interestholder, the Portfolio's name, the dollar amount or number of Interests to be redeemed, interestholder account number, and the signature of the holder designated on the account.

Written redemption requests may be sent to the Trust at the following address:

                  Schroder Global Growth Portfolio
                  P.O. Box 446
                  Portland, Maine 04112

Telephone  redemption  requests may be made by telephoning the transfer agent at
(800) 344-8332. A telephone redemption may be made only if the telephone redemption privilege option has been elected on the Subscription Agreement or otherwise in writing, and the interestholder has obtained a password from the transfer agent. In an effort to prevent unauthorized or fraudulent redemption requests by telephone, reasonable procedures will be followed by the transfer agent to confirm that telephone instructions are genuine. The transfer agent and the Trust generally will not be liable for any losses due to unauthorized or fraudulent redemption requests, but either may be liable if it does not follow these procedures. In times of drastic economic or market change it may be difficult to make redemptions by telephone. If an interestholder cannot reach the transfer agent by telephone, redemption requests may be mailed or hand-delivered to the transfer agent.

Redemption proceeds normally are paid in cash. Redemptions from the Portfolio may be made wholly or partially in portfolio securities, however, if the Board determines that payment in cash would be detrimental to the best interests of the Portfolio. The Trust has filed an election with the Commission pursuant to which the Portfolio will only consider effecting a redemption in portfolio securities if the interestholder is redeeming more than $250,000 or 1% of the Portfolio's net asset value, whichever is less, during any 90-day period.

                            PENDING LEGAL PROCEEDINGS

Not applicable.

                                     PART A
                         (PRIVATE PLACEMENT MEMORANDUM)

                             SCHRODER CAPITAL FUNDS
                                    --------

                    SCHRODER U.S. SMALLER COMPANIES PORTFOLIO


                                OCTOBER 14, 1997


                                  INTRODUCTION

Schroder Capital Funds (the "Trust") is registered as an open-end management investment company under the Investment Company Act of 1940 (the "1940 Act"). The Trust is authorized to offer beneficial interests ("Interests") in separate series, each with a distinct investment objective and policies (each, a "portfolio" and collectively, the "portfolios"). The Trust currently offers six portfolios: Schroder U.S. Smaller Companies Portfolio (the "Portfolio"), International Equity Fund, Schroder EM Core Portfolio, Schroder Emerging Markets Fund Institutional Portfolio, Schroder Global Growth Portfolio, and Schroder International Smaller Companies Portfolio. Additional portfolios may be added in the future. This Part A relates solely to the Portfolio. Schroder Capital Management International Inc. ("SCMI") is the Portfolio's investment adviser.

Interests are offered on a no-load basis exclusively to various qualified investors (including other investment companies) as described under "General Description of Registrant". Interests of the Trust are not offered publicly and, accordingly, are not registered under the Securities Act of 1933 (the "1933 Act").

                        GENERAL DESCRIPTION OF THE TRUST

The Trust was organized as a business trust under the laws of the State of Delaware on September 7, 1995 under a Trust Instrument dated September 6, 1995. The Trust has an unlimited number of authorized Interests. The assets of the Portfolio, and of any other portfolio now existing or created in the future, belong only to the Portfolio or that other portfolio, as the case may be. The assets belonging to a portfolio are charged with the liabilities of and all expenses, costs, charges and reserves attributable to that portfolio. The Portfolio is classified as "diversified" under the 1940 Act and commenced operations on or about August 15, 1996.

Interests in the Portfolio are offered solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolio may be made only by certain qualified investors (generally excluding S corporations, partnerships, and grantor trusts beneficially owned by any individuals, S corporations, or partnerships).
Investors may be organized within or outside the U.S. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

INVESTMENT OBJECTIVE

The investment objective of the Portfolio is capital appreciation. Current income is incidental to the objective of capital appreciation. There can be no assurance that the Portfolio will achieve its investment objective.

INVESTMENT POLICIES

The Portfolio's investment objective and all fundamental investment policies may not be changed without approval of the holders of a majority of the Portfolio's outstanding voting Interests (defined in the same manner as the phrase "vote of a majority of the outstanding voting securities" is defined in the 1940 Act). Unless otherwise indicated, all other investment policies are not fundamental and may be changed by the Trust's Board of Trustees (the "Board") without prior investor approval. The following specific policies and limitations are considered at the time of any purchase. Additional investment techniques, risks and restrictions concerning the Portfolio's investments are described below and under "Investment Risks" and "Investment Restrictions" in Part A and in Part B.

Under normal market conditions, the Portfolio invests at least 65% of its total assets in equity securities of companies domiciled in the U.S. that at the time of purchase have market capitalizations of $1.5 billion or less.
Market capitalization means the market value of a company's outstanding stock.

In its investment approach, SCMI seeks to identify securities of companies that it believes can generate above average earnings growth, and are selling at favorable prices in relation to book values and earnings. As part of the investment decision, SCMI's assessment of the competency of an issuer's management is an important investment consideration. These criteria are not rigid, and other investments may be included in the Portfolio if they may help the Portfolio attain its objective. These criteria can be changed by the Board, without shareholder approval.

The Portfolio invests principally in equity securities, namely, common stocks, securities convertible into common stocks or, subject to certain limitations, rights or warrants to subscribe for or purchase common stocks. The Portfolio may also invest to a limited degree in non-convertible debt securities and preferred stocks when SCMI believes that such investments are warranted to achieve the Portfolio's investment objective.

The Portfolio may invest in securities of small, unseasoned companies (which, together with any predecessors, have been in operation for less than three years), as well as in securities of more established companies. The Portfolio currently intends to invest no more than 25% of its total assets in securities of small, unseasoned issuers.

Although there is no minimum rating for debt securities (convertible or non-convertible) in which the Portfolio may invest, it is the present intention of the Portfolio to invest no more than 5% of its net assets in debt securities rated below "Baa" by Moody's Investors Service, Inc. ("Moody's") or "BBB" by Standard & Poor's ("S&P"), (such securities being commonly known as "high yield/high risk" securities or "junk bonds"). The Portfolio will not invest in debt securities that are in default. Prices of high yield/high risk securities are generally more volatile than prices of higher rated securities, and are generally deemed more vulnerable to default on interest and principal payments. It should be noted that even bonds rated "Baa" by Moody's or "BBB" by S&P are described by those rating agencies as having speculative characteristics and that changes in economic conditions or other circumstances are more likely to lead to a weakened capacity of issuers of such bonds to make principal and interest payments than is the case with higher grade bonds. The Portfolio is not obligated to dispose of securities due to changes by the rating agencies. (See "Investment Risks" below and Part B for further information about the risks associated with investing in junk bonds.)

COMMON AND PREFERRED STOCK AND WARRANTS. The Portfolio may invest in common and preferred stock. Common stockholders are the owners of the company issuing the stock and, accordingly, vote on various corporate governance matters such as mergers. They are not creditors of the company, but rather, upon liquidation of the company, are entitled to their pro rata share of the company's assets after creditors (including fixed income security holders) and, if applicable, preferred stockholders are paid. Preferred stock is a class of stock having a preference over common stock as to dividends and, generally, as to the recovery of investment. A preferred stockholder is a shareholder in a company and not a creditor of the company, as is a holder of the company's fixed income securities. Dividends paid to common and preferred stockholders are distributions of the earnings of the company and not interest payments (which are expenses of the company). Equity securities owned by the Portfolio may be traded in the over-the counter market or on a securities exchange but may not be traded every day or in the volume typical of securities traded on a major U.S. national securities exchange. As a result, disposition by the Portfolio of a security to meet redemptions by interest holders or otherwise may require the Portfolio to sell these securities at a discount from market prices, to sell during periods when disposition is not desirable, or to make many small sales over a lengthy period of time. The market value of all securities, including equity securities, is based upon the market's perception of value and not necessarily the book value of an issuer or other objective measure of a company's worth.

The Portfolio may also invest in warrants, which are options to purchase an equity security at a specified price (usually representing a premium over the applicable market value of the underlying equity security at the time of the warrant's issuance) and usually during a specified period of time.

CONVERTIBLE SECURITIES. A convertible security is a bond, debenture, note, preferred stock or other security that may be converted into or exchanged for a prescribed amount of common stock of the same or a different issuer within a particular period of time at a specified price or formula. Convertible preferred stock generally may be converted at a stated price within a specific amount of time into a specified number of shares of common stock. A convertible security entitles the holder to receive the dividend paid on preferred stock until the convertible security is converted or exchanged. Before conversion, convertible securities have characteristics similar to non-convertible debt securities in that they ordinarily provide a stream of income with generally higher yields than those of common stocks of the same or similar issuers. These securities are usually senior to common stock in a company's capital structure, but are usually subordinated to non-convertible debt securities. In general, the value of a convertible security is the higher of its investment value (its value as a fixed income security) and its conversion value (the value of the underlying shares of common stock if the security is converted). As a fixed income security, the value of a convertible security generally increases when interest rates decline and generally decreases when interest rates rise. The value of a convertible security is, however, also influenced by the value of the underlying common stock.

REPURCHASE AGREEMENTS. The Portfolio may invest in repurchase agreements, which are a means of investing monies for a short period whereby a seller - a U.S. bank or recognized broker-dealer - sells securities to the Portfolio and agrees to repurchase them (at the Portfolio's cost plus interest) within a specified period (normally one day). The values of the underlying securities purchased by the Portfolio are monitored at all times by SCMI to insure that the total value of the securities equals or exceeds the value of the repurchase agreement. The Portfolio's custodian holds the securities until they are repurchased. If a seller defaults under a repurchase agreement, the Portfolio may have difficulty exercising its rights to the underlying securities and may incur costs and experience time delays in disposing of them. To evaluate potential risks, SCMI reviews the creditworthiness of those banks and dealers with which the Portfolio enters into repurchase agreements.

ILLIQUID AND RESTRICTED SECURITIES. The Portfolio will not purchase or otherwise acquire any security if, as a result, more than 15% of its net assets (taken at current value) would be invested in securities that are illiquid: (1) by virtue of the absence of a readily available market; or (2) because of legal or contractual restrictions on resale ("restricted securities"). There may be undesirable delays in selling illiquid securities at prices representing their fair value. Illiquid Investments include over-the-counter options held by the Portfolio and the portion of the assets used to cover such options. The limitation on investing in restricted securities does not include securities that may not be resold to the general public but may be resold (pursuant to Rule 144A under the Securities Act of 1933, as amended) to qualified institutional purchasers. If SCMI determines that a "Rule 144A security" is liquid pursuant to guidelines adopted by the Schroder Core Board, the security will not be deemed illiquid. These guidelines take into account trading activity for the securities and the availability of reliable pricing information, among other factors. If there is a lack of trading interest in a particular Rule 144A security, that security may become illiquid, which could affect the Portfolio's liquidity. See Part B for further details.

LOANS OF PORTFOLIO SECURITIES. The Portfolio may lend portfolio securities (other than in repurchase transactions) to brokers, dealers and other financial institutions meeting specified credit conditions if the loan is fully collateralized and if, after any loan, the value of the securities loaned does not exceed 25% of the value of the Portfolio's total assets. By so doing, the Portfolio attempts to earn interest income. In the event of the other party's bankruptcy, the Portfolio could experience delays in recovering the securities loaned, and potentially, a loss.

The Portfolio may lend securities from its portfolio if liquid assets in an amount at least equal to the current market value of the securities loaned (including accrued interest thereon) plus the interest payable to the Portfolio with respect to the loan are maintained as collateral by the Portfolio in a segregated account. Any securities that the Portfolio receives as collateral will not become a part of its portfolio at the time of the loan. In the event of a default by the borrower, the Portfolio will (if permitted by law) dispose of the collateral except for the part thereof that is a security in which the Portfolio is permitted to invest. While the securities are on loan, the borrower will pay the Portfolio any accrued income on those securities, and the Portfolio may invest the cash collateral and earn income or receive an agreed-upon fee from a borrower that has delivered cash equivalent collateral. Cash collateral received by the Portfolio will be invested in U.S. government securities and liquid high quality obligations. The value of securities loaned is marked-to-market daily. Portfolio securities purchased with cash collateral are subject to possible depreciation. Loans of securities by the Portfolio are subject to termination at the Portfolio's or the borrower's option. The
Portfolio may pay reasonable negotiated fees in connection with loaned securities, so long as such fees are set forth in a written contract and approved by the Board.

OPTIONS AND FUTURES TRANSACTIONS. While the Portfolio does not presently intend to do so, it may write covered call options and purchase certain put and call options, stock index futures, and options on stock index futures and broadly based stock indices, all of which are referred to as "Hedging Instruments". In general, the Portfolio may use Hedging Instruments: (1) to attempt to protect against declines in the market value of the Portfolio's securities; or (2) to establish a position in the equity markets as a temporary substitute for purchasing particular equity securities. The Portfolio will not use Hedging
Instruments for speculation. The Hedging Instruments that the Portfolio is authorized to use have certain risks associated with them, including (a) the possible failure of such instruments as hedging techniques in cases where the price movements of the securities underlying the options or futures do not follow the price movements of the portfolio securities subject to the hedge; (b) potentially unlimited loss associated with futures transactions and the possible lack of a liquid secondary market for closing out a futures position; and (c) possible losses resulting from the inability of SCMI to correctly predict the direction of stock prices, interests rates and other economic factors. The Hedging Instruments the Portfolio may use and the risks associated with them are described in greater detail in Part B.

SHORT SALES AGAINST-THE-BOX. The Portfolio may not sell securities short except in "short sales against-the-box". For federal income tax purposes, short sales against-the-box may be made to defer recognition of gain or loss on the sale of securities "in the box". No income can result and no gain can be realized from securities sold short against-the-box until the short position is closed out. See "Short Sales Against-the-Box" in Part B for further details.

OTHER INVESTMENT COMPANIES. Under the 1940 Act, the Portfolio may invest in the shares of other investment companies which invest in securities that the Portfolio is permitted to purchase subject to the limits of the 1940 Act or any orders, rules or regulations thereunder. As a shareholder in an investment company, the Portfolio would bear its ratable share of the investment company's expenses, including its advisory and administrative fees. At the same time, the Portfolio would continue to pay its own fees and expenses.

TEMPORARY DEFENSIVE INVESTMENTS. For temporary defensive purposes, the Portfolio may invest without limitation in (or enter into repurchase agreements maturing in seven days or less with U.S. banks and broker-dealers with respect to) short-term debt securities, including commercial paper, U.S. Treasury bills, other short-term U.S. government securities, certificates of deposit and bankers' acceptances of U.S. banks. The Portfolio also may hold cash and time deposits in U.S. banks. See "Investment Policies" in Part B for further information about these securities.

INVESTMENT RISKS

SMALLER COMPANIES. While all investments have risks, investments in smaller capitalization companies carry greater risk than investments in larger capitalization companies. Smaller capitalization companies generally experience higher growth rates and higher failure rates than do larger capitalization companies; and the trading volume of smaller capitalization companies' securities is normally lower than that of larger capitalization companies and, consequently, generally has a disproportionate effect on market price (tending to make prices rise more in response to buying demand and fall more in response to selling pressure).

UNSEASONED ISSUERS. Investments in small, unseasoned issuers generally involve greater risk than is customarily associated with larger, more seasoned companies. Such issuers often have products and management personnel that have not been thoroughly tested by time or the marketplace, and their financial resources may not be as substantial as those of more established companies. Their securities (which the Portfolio may purchase when they are offered to the public for the first time) may have a limited trading market which may adversely affect their sale by the Portfolio and may result in such securities being priced lower than otherwise might be the case. If other institutional investors engage in trading this type of security, the Portfolio may be forced to dispose of its holdings at prices lower than might otherwise be obtained.

HIGH YIELD/HIGH RISK SECURITIES. Debt securities are generally subject to two kinds of risk -- credit risk and market risk. Credit risk refers to the ability of the debtor, and any other obligor, to pay principal and interest on the debt as it becomes due. The Portfolio may, from time to time, invest in debt securities with high risk and high yields (as compared to other debt securities meeting the Portfolio's investment criteria). The debt securities in which the Portfolio invests may be unrated but will not be in default at the time of purchase. Market risk refers to the tendency of the value of debt securities to vary inversely with interest rate changes. Certain debt instruments may also be subject to extension risk, which refers to change in total return on a debt instrument resulting from extension or abbreviation of the instrument's maturity. High yield/high risk securities are predominantly speculative with respect to the capacity to pay interest and repay principal and generally involve a greater volatility of price than securities in higher rated categories.

                             MANAGEMENT OF THE TRUST

TRUSTEES AND OFFICERS. The Portfolio's business and affairs are managed under the Board's direction. The Board formulates the Trust's and Portfolio's general policies and meets periodically to review the Portfolio's results, monitor investment activities and practices and discuss other matters affecting the Portfolio and the Trust. Additional information regarding the Trustees and executive officers of the Trust may be found in Part B.

INVESTMENT ADVISER

SCMI is a wholly owned U.S. subsidiary of Schroders Incorporated (doing business in New York as Schroders Holdings), the wholly owned U.S. holding company subsidiary of Schroders plc. Schroders plc is the holding company parent of a large world-wide group of banks and financial services companies.

As investment adviser to the Portfolio, SCMI manages the Portfolio and continuously reviews, supervises and administers its investments. SCMI is responsible for making decisions relating to the Portfolio's investments and placing purchase and sale orders regarding investments with brokers or dealers it selects. For these services, SCMI is entitled to receive a monthly advisory fee at the annual rate of 0.60% of the Portfolio's average daily net assets. From time to time, SCMI voluntarily may waive all or a portion of its fees.

PORTFOLIO TRANSACTIONS. SCMI places orders for the purchase and sale of the Portfolio's investments with brokers and dealers selected by SCMI in its discretion and seeks "best execution" of such portfolio transactions. The Portfolio may pay higher than the lowest available commission rates when SCMI believes it is reasonable to do so in light of the value of the brokerage and research services provided by the broker effecting the transaction.

Subject to the policy of obtaining the best price consistent with quality of execution on transactions, SCMI may employ: (1) Schroder & Co. Inc. and its affiliates ("Schroder & Co."), affiliates of SCMI, to effect transactions on the New York Stock Exchange; and (2) Schroder Securities Limited and its affiliates ("Schroder Securities"), also affiliates of SCMI, to effect transactions of the Portfolio, if any, on certain foreign securities exchanges. Because of the affiliation between SCMI and both Schroder & Co. and Schroder Securities, the Portfolio's payment of commissions to them is subject to procedures adopted by the Board designed to ensure that commissions will not exceed the usual and customary brokers' commissions. No specific portion of the Portfolio's brokerage will be directed to Schroder & Co. or Schroder Securities, and in no event will either receive any brokerage in recognition of research services.

PORTFOLIO MANAGER. Fariba Talebi, a Vice President of the Trust, a Group Vice President of SCMI and a Director of Schroder Capital Management Inc. with the assistance of the special small cap investment team, is primarily responsible for the day-to-day management of the Portfolio's investments and has managed the Portfolio since its inception. Ms. Talebi has been employed by SCMI in the investment research and portfolio management areas since 1987.

ADMINISTRATIVE SERVICES

On behalf of the Portfolio, the Trust has entered into an administration agreement with Schroder Fund Advisors Inc. ("Schroder Advisors"), 787 Seventh Avenue, New York, New York 10019. Schroder Advisors is a wholly owned subsidiary of SCMI. For its services, Schroder Advisors is not entitled to receive a separate fee. In addition, the Trust has entered into a subadministration agreement with Forum Administrative Services, LLC ("Forum"), Two Portland Square, Portland, Maine 04101. For its services, Forum is entitled to receive a subadministration fee at an annual rate of 0.10% of the Portfolio's average daily net assets. From time to time, Forum voluntarily may agree to waive all or a portion of its fees.

RECORDKEEPER AND FUND ACCOUNTANT

Forum Financial Corp. ("FFC"), Two Portland Square, Portland, Maine 04101, is the Portfolio's recordkeeper (transfer agent) and fund accountant. FFC is an affiliate of Forum. For recordkeeping services for the Portfolio's Interests, FFC is entitled to receive a fee of $12,000 per year. For fund accounting services for the Portfolio, FFC is entitled to receive a base fee of $36,000 per year plus additional amounts depending on the Portfolio's assets, the number and type of securities it holds and its portfolio turnover rate. From time to time, FFC voluntarily may agree to waive all or a portion of its fees.

EXPENSES

The Portfolio is obligated to pay for all of its expenses. These expenses include: governmental fees; interest charges; taxes; insurance premiums; investment advisory, custodial, administrative and transfer agency and fund accounting fees, as described above; compensation of certain of the Trust's
Trustees, costs of membership trade associations; fee and expenses of independent auditors and legal counsel to the Trust; and expenses of calculating the net asset value of and the net income of the Portfolio. The Portfolio's expenses comprise Trust expenses attributable to the Portfolio, which are allocated to the Portfolio, and expenses not attributable to the Portfolio, which are allocated among the portfolios in proportion to their average net assets or as otherwise determined by the Board.

CUSTODIAN

The Chase Manhattan Bank, Chase MetroTech Center, Brooklyn, New York 11245, acts as custodian of the Portfolio's assets.

                       CAPITAL STOCK AND OTHER SECURITIES

The Trust was organized as a business trust under the laws of the State of Delaware. Under the Trust Instrument, the Trustees are authorized to issue
Interests in separate series of the Trust. The Trust currently has six portfolios (one being the Portfolio), and the Trust reserves the right to create additional portfolios.

Each investor in the Portfolio is entitled to participate equally in the Portfolio's earnings and assets and to a vote in proportion to the amount of its investment in the Portfolio. Investments in the Portfolio may not be transferred, but an investor may withdraw all or any portion of its investment at any time at net asset value.

Investments in the Portfolio have no preemptive or conversion rights and are fully paid and non-assessable, except as set forth below. The Trust is not required and has no current intention to hold annual meetings of investors, but the Trust will hold special meetings of investors when in the Trustees' judgment it is necessary or desirable to submit matters to an investor vote. Generally, Interests are voted in the aggregate without reference to a particular portfolio, unless the trustees determine that the matter affects only one portfolio or portfolio voting is required, in which case Interests are voted separately by portfolio. Upon liquidation of the Portfolio, investors will be entitled to share pro rata in the Portfolio's net assets available for distribution to investors.

The Portfolio is not required to pay federal income taxes on its ordinary income and capital gain, as it is treated as a partnership for federal income tax purposes. All interest, dividends and gain and loss of the Portfolio are deemed to "pass through" to its investors, regardless of whether such interest, dividends or gain are distributed by the Portfolio or any loss is realized by the Portfolio.

Under the Portfolio's operational methods, it is not subject to any income tax. However, each investor in the Portfolio will be taxed on the investor's proportionate share (as determined in accordance with the Trust's Trust Instrument and the Code) of the Portfolio's ordinary income and capital gain, to the extent that the investor is subject to tax on its income. The Trust will inform investors of the amount and nature of such income or gain.

                             PURCHASE OF SECURITIES

Portfolio Interests are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. See "General Description of Registrant" above. All investments are made without a sales load, at the Portfolio's net asset value next determined after an order is received. A Subscription Agreement must be completed before the Portfolio will accept a new interestholder.

Net asset value is calculated as of 4:00 p.m. (Eastern time), Monday through Friday, on each day that the New York Stock Exchange is open for trading (which excludes the following national business holidays: New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving and Christmas) ("Portfolio Business Day"). Net asset value per Interest is calculated by dividing the aggregate value of the Portfolio's assets less all liabilities by the number of Interests outstanding. Portfolio securities listed on recognized stock exchanges are valued at the last reported trade price, prior to the time when the assets are valued, on the exchange on which the securities are principally traded. Listed securities traded on recognized stock exchanges where last trade prices are not available are valued at mid-market prices. Securities traded in over-the-counter markets, or listed securities for which no trade is reported on the valuation date, are valued at the most recent reported mid-market price. Other securities and assets for which market quotations are not readily available are valued at fair value as determined in good faith using methods approved by the Board.

Registered investment companies are subject to no minimum initial or subsequent investment amount. For other qualified investors, the minimum initial investment amount is $2 million, and there is no minimum subsequent investment amount. However, since the Portfolio seeks to be as fully invested at all times as is reasonably practicable in order to enhance the return on its assets, investments must be made in federal funds (I.E., monies credited to the account of the Trust's custodian by a Federal Reserve Bank). Minimum investment amounts may be waived at the discretion of the Portfolio's investment adviser, SCMI.

Qualified investors may transmit purchase payments by Federal Reserve Bank wire directly to the Portfolio as follows:

                  The Chase Manhattan Bank
                  New York, NY
                  ABA No.: 021000021
                  For Credit To: Forum Financial Corp.
                  Account No.: 910-2-792588
                  Ref.: Schroder U.S. Smaller Companies Portfolio
                  Account of: (interestholder name)
                  Account No: (interestholder account number)

The wire order must specify the name of the Portfolio, the account name and number, address, confirmation number, amount to be wired, name of the wiring bank, and name and telephone number of the person to be contacted in connection with the order. If the initial investment is by wire, an account number is assigned, and a

Subscription Agreement must be completed and mailed to the Portfolio before any account becomes active. Wire orders received prior to 4:00 p.m. (Eastern time) on each Portfolio day that the New York Stock Exchange is open for trading (a "Business Day") are processed at the net asset value determined as of that day. Wire orders received after 4:00 p.m. (Eastern time) are processed at the net asset value determined as of the next Business Day. The Trust reserves the right to cease accepting investments in the Portfolio at any time or to reject any investment order.

Forum Financial Services, Inc., an affiliate of Forum, is the placement agent for the Trust. The placement agent receives no compensation for its services.

                            REDEMPTION OR REPURCHASE

An investor may withdraw all or any portion of its investment in the Portfolio at the net asset value next determined after the investor furnishes a withdrawal request in proper form to the Trust. Redemption proceeds are paid by the Portfolio in federal funds normally on the business day after the withdrawal is effected but, in any event, within seven days. Investments in the Portfolio may not be transferred. The right of redemption may not be suspended nor the payment dates postponed for more than seven days except when the New York Stock Exchange is closed (or when trading on the Exchange is restricted) for any reason other than its customary weekend or holiday closings or under any emergency or other circumstances as determined by the Securities and Exchange Commission.

Interests are redeemed at their next determined net asset value after receipt by the Trust of a redemption request in proper form. Redemption requests may be made between 9:00 a.m. and 6:00 p.m. (Eastern time) on each Business Day. Redemption requests that are received prior to 4:00 p.m. (Eastern time) are processed at the net asset value determined as of that day. Redemption requests that are received after 4:00 p.m. (Eastern time) are processed at the net asset value determined on the next Business Day. Redemption requests must include the name of the interestholder, the Portfolio's name, the dollar amount or number of Interests to be redeemed, interestholder account number, and the signature of the holder designated on the account.

Written redemption requests may be sent to the Trust at the following address:

                  Schroder U.S. Smaller Companies Portfolio
                  P.O. Box 446
                  Portland, Maine 04112

Telephone  redemption  requests may be made by telephoning the transfer agent at
(800) 344-8332. A telephone redemption may be made only if the telephone redemption privilege option has been elected on the Subscription Agreement or otherwise in writing, and the interestholder has obtained a password from the transfer agent. In an effort to prevent unauthorized or fraudulent redemption requests by telephone, reasonable procedures will be followed by the transfer agent to confirm that telephone instructions are genuine. The transfer agent and the Trust generally will not be liable for any losses due to unauthorized or fraudulent redemption requests, but either may be liable if it does not follow these procedures. In times of drastic economic or market change it may be difficult to make redemptions by telephone. If an interestholder cannot reach the transfer agent by telephone, redemption requests may be mailed or hand-delivered to the transfer agent.

Redemption proceeds normally are paid in cash. Redemptions from the Portfolio may be made wholly or partially in portfolio securities, however, if the Board determines that payment in cash would be detrimental to the best interests of the Portfolio. The Trust has filed an election with the Commission pursuant to which the Portfolio will only consider effecting a redemption in portfolio securities if the interestholder is redeeming more than $250,000 or 1% of the Portfolio's net asset value, whichever is less, during any 90-day period.

                            PENDING LEGAL PROCEEDINGS

Not applicable.

                                     PART B
                      (STATEMENT OF ADDITIONAL INFORMATION)

                             SCHRODER CAPITAL FUNDS
                                    --------

                        SCHRODER GLOBAL GROWTH PORTFOLIO

                                OCTOBER 14, 1997
COVER PAGE
----------

Not applicable.

TABLE OF CONTENTS
-----------------

General Information and History........................................      B-1
Investment Objectives and Policies.....................................      B-1
Management of the Trust................................................     B-15
Control Persons and Principal Holders of Securities....................     B-17
Investment Advisory and Other Services.................................     B-17
Brokerage Allocation and Other Practices...............................     B-19
Capital Stock and Other Securities.....................................     B-21
Purchase, Redemption and Pricing of Securities.........................     B-21
Tax Status.............................................................     B-21
Underwriters...........................................................     B-23
Calculations of Performance Data.......................................     B-23
Financial Statements...................................................     B-23

GENERAL INFORMATION AND HISTORY

Not applicable.

INVESTMENT OBJECTIVES AND POLICIES

                               INVESTMENT POLICIES

INTRODUCTION

Part A contains information about the investment objectives, policies and restrictions of Schroder Global Growth Portfolio (the "Portfolio"), a series of Schroder Capital Funds (the "Trust"). The following discussion is intended to supplement the disclosure in Part A concerning the Portfolio's investments, investment techniques and strategies and the risks associated therewith. This Part B should be read only in conjunction with Part A.

DEFINITIONS

As used in Part B, the following terms shall have the meanings listed:

"Board" shall mean the Board of Trustees of the Trust.

"1933 Act" shall mean the Securities Act of 1933, as amended.

"1940 Act" shall mean the Investment Company Act of 1940, as amended.

"Commission" shall mean the U.S. Securities and Exchange Commission.


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FOREIGN SECURITIES

Investment in the securities of foreign issuers may involve risks in addition to those normally associated with investments in the securities of U.S. issuers. There may be less publicly available information about foreign issuers than is available for U.S. issuers, and foreign auditing, accounting and financial reporting practices may differ from U.S. practices. Foreign securities markets may be less active than U.S. markets, trading may be thin and consequently securities prices may be more volatile. The Portfolio's investment adviser, Schroder Capital Management International, Inc. ("SCMI" or "Adviser") will, in general, invest only in securities of companies and governments of countries which, in its judgment, are both politically and economically stable. All foreign investments are subject to risks of foreign political and economic instability, adverse movements in foreign exchange rates, the imposition or tightening of exchange controls or other limitations on the repatriation of foreign capital and changes in foreign governmental attitudes toward private investment, possibly leading to nationalization, increased taxation, or confiscation of Portfolio assets.

DEPOSITORY RECEIPTS

Investments in securities of foreign issuers may on occasion be in the form of sponsored or unsponsored American Depository Receipts ("ADRs") or European Depository Receipts ("EDRs"), or other similar securities convertible into securities of foreign issuers. These securities may not necessarily be denominated in the same currency as the securities into which they may be converted. ADRs are receipts typically issued in the United States by a bank or trust company, evidencing ownership of the underlying securities. EDRs are typically issued in Europe under a similar arrangement. Generally, ADRs, in registered form, are designed for use in the U.S. securities markets and EDRs, in bearer form, are designed for use in European securities markets. Unsponsored ADRs may be created without the participation of the foreign issuer. Holders of these ADRs generally bear all the costs of the ADR facility, whereas foreign issuers typically bear certain costs in a sponsored ADR. The bank or trust company depository of an unsponsored ADR may be under no obligation to distribute shareholder communications received from the foreign issuer or to pass through voting rights.

USE OF FORWARD CONTRACTS IN FOREIGN EXCHANGE TRANSACTIONS

To protect or "hedge" against adverse movements in foreign currency exchange rates, the Portfolio may invest in forward contracts to purchase or sell an agreed-upon amount of a specified currency at a future date, which may be any fixed number of days from the date of the contract agreed upon by the parties, at a price set at the time of the contract. Such contracts are traded in the interbank market conducted directly between currency traders (usually large commercial banks) and their customers. A forward contract generally has no deposit requirement, and no commissions are charged at any stage for trades. Although such contracts tend to minimize the risk of loss due to a decline in the value of the currency which is sold, they expose the Portfolio to the risk that the counterparty is unable to perform and they tend to limit commensurately any potential gain which might result should the value of such currency increase during the contract period.

U.S. GOVERNMENT SECURITIES

The Portfolio may invest in obligations issued or guaranteed by the U.S. Government or its agencies, instrumentalities or government-sponsored enterprises that have remaining maturates not exceeding one year. Agencies and instrumentalities that issue or guarantee debt securities and have been established or sponsored by the U.S. Government include the Bank for Cooperatives, the Export-Import Bank, the Federal Farm Credit System, the Federal Home Loan Banks, the Federal Home Loan Mortgage Corporation, the Federal Intermediate Credit Banks, the Federal Land Banks, the Federal National Mortgage Association, the Government National Mortgage Association and the Student Loan Marketing Association. Except for obligations issued by the U.S. Treasury and the Government National Mortgage Association, none of the obligations of the other agencies, instrumentalities or government-sponsored enterprises referred to above are backed by the full faith and credit of the U.S. Government. There can be no assurance that the U.S. Government will provide financial support to these obligations if it is not obligated to do so.


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

REPURCHASE AGREEMENTS

The Portfolio may invest in securities subject to repurchase agreements that mature or may be terminated by notice in seven days or less with U.S. banks or broker-dealers. In a typical repurchase agreement the seller of a security commits itself at the time of the sale to repurchase that security from the buyer at a mutually agreed-upon time and price. The repurchase price exceeds the sale price, reflecting an agreed-upon interest rate effective for the period the buyer owns the security subject to repurchase. The agreed-upon rate is unrelated to the interest rate on that security. SCMI monitors the value of the underlying security at the time the transaction is entered into and at all times during the term of the repurchase agreement to insure that the value of the security always equals or exceeds the repurchase price. In the event of default by the seller under the repurchase agreement, the Portfolio may have difficulties in exercising its rights to the underlying securities and may incur costs and experience time delays in connection with the disposition of such securities. To evaluate potential risks, SCMI reviews the credit-worthiness of those banks and dealers with which the Portfolio enters into repurchase agreements.

FORWARD FOREIGN CURRENCY EXCHANGE CONTRACTS

To hedge against adverse price movements in the securities held in its portfolio and the currencies in which they are denominated (as well as in the securities it might wish to purchase and their denominated currencies), the Portfolio may engage in transactions in forward foreign currency exchange contracts.

A forward foreign currency exchange contract ("forward contract") is an obligation to purchase or sell a currency at a future date (which may be any fixed number of days from the date of the contract agreed upon by the parties) at a price set at the time of the contract. The Portfolio may enter into forward contracts as a hedge against fluctuations in future foreign exchange rates.

Currently, only a limited market, if any, exists for hedging transactions relating to currencies in many emerging market countries or to securities of issuers domiciled or principally engaged in business in emerging market countries. This may limit the Portfolio's ability to hedge its investments effectively in those emerging markets. Hedging against a decline in the value of a currency does not eliminate fluctuations in the prices of portfolio securities or prevent losses if the prices of such securities decline. Such transactions also limit the opportunity for gain if the value of the hedged currencies should rise. In addition, it may not be possible for the Portfolio to hedge against a devaluation that is so generally anticipated that the Portfolio is not able to contract to sell the currency at a price above the devaluation level it anticipates.

The Portfolio will enter into forward contracts under certain instances. When the Portfolio enters into a contract for the purchase or sale of a security denominated in a foreign currency, it may, for example, wish to secure the price of the security in U.S. dollars or some other foreign currency which the Portfolio is temporarily holding in its portfolio. By entering into a forward contract for the purchase or sale (for a fixed amount of dollars or other currency) of the amount of foreign currency involved in the underlying security transactions, the Portfolio will be able to protect itself against possible loss (resulting from adverse changes in the relationship between the U.S. dollar or other currency being used for the security purchase and the foreign currency in which the security is denominated) during the period between the date on which the security is purchased or sold and the date on which payment is made or received. In addition, when the Portfolio anticipates purchasing securities at some future date, and wishes to secure the current exchange rate of the currency in which those securities are denominated against the U.S. dollar or some other foreign currency, it may enter into a forward contract to purchase an amount of currency equal to part or all of the value of the anticipated purchase, for a fixed amount of U.S. dollars or other currency.

In all of the above instances, if the currency in which the Portfolio's portfolio securities (or anticipated portfolio securities) are denominated rises in value with respect to the currency which is being purchased, then the Portfolio will have realized fewer gains than if the Portfolio had not entered into the forward contracts. Furthermore, the precise matching of the forward contract amounts and the value of the securities involved is not generally possible, since the future value of such securities in foreign currencies changes as a consequence of market movements in the value of those securities between the date the forward contract is entered into and the date it matures.

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

To the extent that the Portfolio enters into forward contracts to hedge against a decline in the value of portfolio holdings denominated in a particular foreign currency resulting from currency fluctuations, there is a risk that the Portfolio may nevertheless realize a gain or loss as a result of currency fluctuations after such portfolio holdings are sold should the Portfolio be unable to enter into an "offsetting" forward foreign currency contract with the same party or another party. The Portfolio may be limited in its ability to enter into hedging transactions involving forward contracts by the Internal Revenue Code requirements relating to qualifications as a regulated investment company (see "Taxation").

The Portfolio is not required to enter into such transactions with regard to its foreign currency-denominated securities and will not do so unless deemed appropriate by the Adviser. Generally, the Portfolio will not enter into a forward contract with a term of greater than one year.

OPTIONS AND FUTURES TRANSACTIONS

As discussed in Part A, the Portfolio may write covered call options against securities held in its portfolio and covered put options on eligible portfolio securities and may purchase options of the same series to effect closing transactions, and may hedge against potential changes in the market value of its investments (or anticipated investments), by purchasing put and call options on portfolio (or eligible portfolio) securities (and the currencies in which they are denominated) and engaging in transactions involving futures contracts and options on such contracts.

Call and put options on U.S. Treasury notes, bonds and bills and on various foreign currencies are listed on several U.S. and foreign securities exchanges and are written in over-the-counter transactions ("OTC Options"). Listed options are issued or guaranteed by the exchange on which they trade or by a clearing corporation such as the Options Clearing Corporation ("OCC"). Ownership of a listed call option gives the Portfolio the right to buy from the OCC (in the U.S.) or other clearing corporation or exchange, the underlying security or currency covered by the option at the stated exercise price (the price per unit of the underlying security or currency) by filing an exercise notice prior to the expiration date of the option. The writer (seller) of the option would then have the obligation to sell, to the OCC (in the U.S.) or other clearing corporation or exchange, the underlying security or currency at that exercise price prior to the expiration date of the option, regardless of its then current market price. Ownership of a listed put option would give the Portfolio the right to sell the underlying security or currency to the OCC (in the U.S.) or other clearing corporation or exchange at the stated exercise price. Upon notice of exercise of the put option, the writer of the option would have the obligation to purchase the underlying security or currency from the OCC (in the U.S.) or other clearing corporation or exchange at the exercise price.

The OCC or other clearing corporation or exchange that issues listed options ensures that all transactions in such options are properly executed. OTC options are purchased from or sold (written) to dealers or financial institutions that have entered into direct agreements with the Portfolio. With OTC options, variables such as expiration date, exercise price and premium are agreed between the Portfolio and the transacting dealer. If the transacting dealer fails to make or take delivery of the securities or amount of foreign currency underlying an option it has written, the Portfolio would lose the premium paid for the option as well as any anticipated benefit of the transaction. The Portfolio will engage in OTC option transactions only with member banks of the Federal Reserve System or primary dealers in U.S. Government securities or with affiliates of such banks or dealers which have capital of at least $50 million or whose obligations are guaranteed by an entity having capital of at least $50 million.

OPTIONS ON FOREIGN CURRENCIES. The Portfolio may purchase and write options on foreign currencies for purposes similar to those involved with investing in forward foreign currency exchange contracts. For example, in order to protect against declines in the dollar value of portfolio securities that are denominated in a foreign currency, the Portfolio may purchase put options on an amount of such foreign currency equivalent to the current value of the portfolio securities involved. As a result, the Portfolio would be able to sell the foreign currency for a fixed amount of U.S. dollars, thereby securing the dollar value of the portfolio securities (less the amount of the premiums paid for the options). Conversely, the Portfolio may purchase call options on foreign currencies in which securities it anticipates purchasing are denominated to secure a set U.S. dollar price for such securities and protect against a decline in the value of the U.S. dollar against such foreign currency. The Portfolio may also purchase call and put options to close out written option positions.

The Portfolio also may write covered call options on foreign currency to protect against potential declines in its portfolio securities that are denominated in foreign currencies. If the U.S. dollar value of the portfolio securities falls as a result of a decline in the exchange rate between the foreign currency in which it is denominated and the U.S. dollar, then a loss to the Portfolio occasioned by such value decline would be ameliorated by receipt of the premium on the option sold. At the same time, however, the Portfolio gives up the benefit of any rise in value of the relevant portfolio securities above the exercise price of the option and, in fact, only receives a benefit from the writing of the option to the extent that the value of the portfolio securities falls below the price of the premium received. The Portfolio also may write options to close out long call option positions. A covered put option on a foreign currency would be written by the Portfolio for the same reason it would purchase a call option, namely, to hedge against an increase in the U.S. dollar value of a foreign security that the Portfolio anticipates purchasing. In this case, the receipt of the premium would offset, to the extent of the size of the premium, any increased cost to the Portfolio resulting from an increase in the U.S. dollar value of the foreign security. However, the Portfolio could not benefit from any decline in the cost of the foreign security that is greater than the price of the premium received. The Portfolio also may write options to close out long put option positions.

Markets in foreign currency options are relatively new, and the Portfolio's ability to establish and close out positions on such options is subject to the maintenance of a liquid secondary market. Although the Portfolio will not purchase or write such options unless and until, in the opinion of the SCMI, the market for them has developed sufficiently to ensure that their risks are not greater than the risks in connection with the underlying currency. There can be no assurance that a liquid secondary market will exist for a particular option at any specific time. In addition, options on foreign currencies are affected by all of those factors that influence foreign exchange rates and investments generally.

The value of a foreign currency option depends upon the value of the underlying currency relative to the U.S. dollar, with the result that the price of the option position may vary with changes in the value of either or both currencies and may have no relationship to the investment merits of a foreign security, including foreign securities held in a "hedged" investment portfolio. Because foreign currency transactions occurring in the interbank market involve substantially larger amounts than those that may be involved in the use of foreign currency options, investors may be disadvantaged by having to deal in an odd lot market (generally consisting of transactions of less than $1 million) for the underlying foreign currencies at prices that are less favorable than for round lots.

There is no systematic reporting of last sale information for foreign currencies or any regulatory requirement that quotations available through dealers or other market sources be firm or revised on a timely basis. Quotation information available is generally representative of very large transactions in the interbank market and, thus, may not reflect relatively smaller transactions (i.e., less than $1 million) where rates may be less favorable. The interbank market in foreign currencies is a global, around-the-clock market. To the extent that the U.S. options markets are closed while the markets for the underlying currencies remain open, significant price and rate movements may take place in the underlying markets that are not reflected in the options market.

COVERED CALL WRITING. The Portfolio is permitted to write covered call options on portfolio securities, and on the U.S. dollar and foreign currencies in which they are denominated, without limit. Generally, a call option is "covered" if the Portfolio owns (or has the right to acquire without additional cash consideration (or for additional cash consideration held for the Portfolio by its custodian in a segregated account) the underlying security (currency) subject to the option. In the case of call options on U.S. Treasury Bills, however, the Portfolio might own U.S. Treasury Bills of a different series from those underlying the call option, but with a principal amount and value corresponding to the exercise price and a maturity date no later than that of the security (currency) deliverable under the call option. A call option is also covered if the Portfolio holds a call on the same security as the underlying security (currency) of the written option, where the exercise price of the call used for coverage is equal to or less than the exercise price of the call or greater than the exercise price of the call written if the mark-to-market difference is maintained by the Portfolio in cash, U.S. Government securities or other high-grade debt obligations held by the Portfolio in a segregated account maintained with its custodian.

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

The Portfolio receives a premium from the purchaser in return for a call it has written. Receipt of such premiums may enable the Portfolio to earn a higher level of current income than it would earn from holding the underlying securities (currencies) alone. Moreover, the premium received offsets a portion of the potential loss incurred by the Portfolio if the securities (currencies) underlying the option are ultimately sold (exchanged) by the Portfolio at a loss. Furthermore, a premium received on a call written on a foreign currency ameliorates any potential loss of value on the portfolio security due to a decline in the value of the currency. However, during the option period, the covered call writer has, in return for the premium, given up the opportunity for capital appreciation above the exercise price should the market price of the underlying security (or the exchange rate of the currency in which it is denominated) increase but has retained the risk of loss should the price of the underlying security (or the exchange rate of the currency in which it is denominated) decline. The premium received fluctuates with varying economic market conditions. If the market value of the portfolio securities (or the currencies in which they are denominated) upon which call options have been written increases, the Portfolio may receive a lower total return from the portion of its portfolio upon which calls have been written than it would have had such calls not been written.

With respect to listed options and certain OTC options, during the option period the Portfolio may be required, at any time, to deliver the underlying security (currency) against payment of the exercise price on any calls it has written (exercise of certain listed and OTC options may be limited to specific expiration dates). This obligation terminates upon the expiration of the option period or at such earlier time when the writer effects a closing purchase transaction. A closing purchase transaction is accomplished by purchasing an option of the same series as the option previously written. However, once the Portfolio has been assigned an exercise notice, the Portfolio is unable to effect a closing purchase transaction.

Closing purchase transactions are ordinarily effected to realize a profit on an outstanding call option, to prevent an underlying security (currency) from being called, to permit the sale of an underlying security (or the exchange of the underlying currency) or to enable the Portfolio to write another call option on the underlying security (currency) with either a different exercise price or expiration date or both. The Portfolio may realize a net gain or loss from a closing purchase transaction depending upon whether the amount of the premium received on the call option is more or less than the cost of effecting the closing purchase transaction. Any loss incurred in a closing purchase transaction may be wholly or partially offset by unrealized appreciation in the market value of the underlying security (currency). Conversely, a gain resulting from a closing purchase transaction could be offset in whole or in part or exceeded by a decline in the market value of the underlying security (currency).

If a call option expires unexercised, the Portfolio realizes a gain in the amount of the premium on the option less the commission paid. Such a gain, however, may be offset by depreciation in the market value of the underlying security (currency) during the option period. If a call option is exercised, the Portfolio realizes a gain or loss from the sale of the underlying security (currency) equal to the difference between the purchase price of the underlying security (currency) and the proceeds of the sale of the security (currency) plus the premium received on the option less the commission paid.

Options written by the Portfolio normally have expiration dates of up to eighteen months from the date written. The exercised price of a call option may be below, equal to or above the current market value of the underlying security at the time the option is written.

COVERED PUT WRITING. As a writer of a covered put option, the Portfolio would incur an obligation to buy the security underlying the option from the purchaser of the put, at the option's exercise price at any time during the option period, at the purchaser's election (certain listed and OTC put options written by the Portfolio will be exercisable by the purchaser only on a specific date). A put is "covered" if at all times the Portfolio maintains with its custodian (in a segregated account) cash, U.S. Government securities or other high-grade obligations in an amount equal to at least the exercise price of the option. Similarly, a short put position could be covered by the Portfolio by its purchase of a put option on the same security (currency) as the underlying security of the written option, where the exercise price of the purchased option is equal to or more than the exercise price of the put written or less than the exercise price of the put written if the marked to market difference is maintained by the Portfolio in cash, U.S. Government securities or other high-grade debt obligations which the Portfolio holds in a segregated account maintained at its custodian. In writing puts, the Portfolio assumes the risk of loss should the market value of the underlying security (currency) decline below the exercise price of the option (any loss being decreased by the receipt of the premium on the option written). In the case of listed options, during the option period the Portfolio may be required, at any time, to make payment of the exercise price against delivery of the underlying security (currency). The operation of and limitations on covered put options in other respects are substantially identical to those of call options.

The Portfolio may write put options for three purposes: (1) to receive the income derived from the premiums paid by purchasers; (2) when the investment adviser wishes to purchase the security (or a security denominated in the currency underlying the option) underlying the option at a price lower than its current market price (in which case it will write the covered put at an exercise price reflecting the lower purchase price sought); and (3) to close out a long put option position. The potential gain on a covered put option is limited to the premium received on the option (less the commissions paid on the transaction) while the potential loss equals the differences between the exercise price of the option and the current market price of the underlying securities (currencies) when the put is exercised, offset by the premium received (less the commissions paid on the transaction).

PURCHASING CALL AND PUT OPTIONS. The Portfolio may purchase listed and OTC call and put options in amounts equaling up to 5% of its total assets. The Portfolio may purchase a call option in order to close out a covered call position (see "Covered Call Writing" above), to protect against an increase in price of a security it anticipates purchasing or, in the case of a call option on foreign currency, to hedge against an adverse exchange rate move of the currency in which the security it anticipates purchasing is denominated vis-a-vis the currency in which the exercise price is denominated. The purchase of the call option to effect a closing transaction on a call written over-the-counter may be a listed or an OTC option. In either case, the call purchased is likely to be on the same securities (currencies) and have the same terms as the written option. If purchased over-the-counter, the option would generally be acquired from the dealer or financial institution which purchased the call written by the Portfolio.

The Portfolio may purchase put options on securities (currencies) that it holds in its portfolio to protect itself against a decline in the value of the security and to close out written put option positions. If the value of the underlying security (currency) were to fall below the exercise price of the put purchased in an amount greater then the premium paid for the option, the Portfolio would incur no additional loss. In addition, the Portfolio may sell a put option it has previously purchased prior to the sale of the securities (currencies) underlying such option. Such a sale would result in a net gain or loss depending upon whether the amount received on the sale is more or less than the premium and other transaction costs paid on the put option that is sold. Any such gain or loss could be offset in whole or in part by a change in the market value of the underlying security (currency). If a put option purchased by the Portfolio expired without being sold or exercised, the premium would be lost.

RISKS OF OPTIONS TRANSACTIONS. During the option period, the covered call writer has, in return for the premium on the option, given up the opportunity for capital appreciation above the exercise price if the market price of the underlying security (or the value of its denominated currency) increases but has retained the risk of loss if the price of the underlying security (or the value of its denominated currency) declines. The writer has no control over the time when it may be required to fulfill its obligation as a writer of the option.
Once an option writer has received an exercise notice, it cannot effect a closing purchase transaction in order to terminate its obligation under the option and must deliver or receive the underlying securities at the exercise price.

Prior to exercise or expiration, an option position can only be terminated by entering into a closing purchase or sale transaction. If a covered call option writer is unable to effect a closing purchase transaction or to purchase an offsetting OTC option, it cannot sell the underlying security until the option expires or the option is exercised. Accordingly, a covered call option writer may not be able to sell an underlying security at a time when it might otherwise be advantageous to do so. A covered put option writer who is unable to effect a closing purchase transaction or to purchase an offsetting OTC option would continue to bear the risk of decline in the market price of the underlying security until the option expires or is exercised. In addition, a covered put writer would be unable to utilize the amount held in cash or U.S. Government or other high grade short-term obligations as security for the put option for other investment purposes until the exercise or expiration of the option.

The Portfolio's ability to close out its position as a writer of an option is dependent upon the existence of a liquid secondary market on option exchanges. There is no assurance that such a market will exist, particularly in the case of OTC options, since such options will generally only be closed out by entering into a closing purchase transaction with the purchasing dealer. However, the Portfolio may be able to purchase an offsetting option that does not close out its position as a writer but constitutes an asset of equal value to the obligation under the option written. If the Portfolio is not able to either enter into a closing purchase transaction or purchase an offsetting position, it will be required to maintain the securities subject to the call, or the collateral underlying the put, even though it might not be advantageous to do so, until a closing transaction can be entered into (or the option is exercised or expires).

Among the possible reasons for the absence of a liquid secondary market on an exchange are: (1) insufficient trading interest in certain options; (2) restrictions on transactions imposed by an exchange; (3) trading halts, suspensions or other restrictions imposed with respect to particular classes or series of options or underlying securities; (4) interruption of the normal operations on an exchange; (5) inadequacy of the facilities of an exchange or the OCC to handle current trading volume; or (6) a decision by one or more exchanges to discontinue the trading of options (or a particular class or series of options), in which event the secondary market on that exchange (or in that class or series of options) would cease to exist.

In the event of the bankruptcy of a broker through which the Portfolio engages in transactions in options, the Portfolio could experience delays and/or losses in liquidating open positions purchased or sold through the broker and/or incur a loss of all or part of its margin deposits with the broker. Similarly, in the event of the bankruptcy of the writer of an OTC option purchased by the Portfolio, the Portfolio could experience a loss of all or part of the value of the option. Transactions will be entered into by the Portfolio only with brokers or financial institutions deemed creditworthy by SCMI.

Exchanges have established limitations governing the maximum number of options on the same underlying security or futures contract (whether or not covered) that may be written by a single investor, whether acting alone or in concert with others (regardless of whether such options are written on the same or different exchanges or are held or written on one or more accounts or through one or more brokers). An exchange may order the liquidation of positions found to be in violation of these limits and it may impose other sanctions or restrictions. These position limits may restrict the number of listed options which the Portfolio may write.

The hours of trading for options may not conform to the hours during which the underlying securities are traded. If the option markets close before the markets for the underlying securities, significant price and rate movements can take place in the underlying markets that cannot be reflected in the option markets.

The extent to which the Portfolio may enter into transactions involving options may be limited by the Internal Revenue Code's requirements for qualification as a regulated investment company and the Portfolio's intention to qualify as such (see "Taxation").

FUTURES CONTRACTS. The Portfolio may purchase and sell interest rate, currency, and index futures contracts ("futures contracts") that are traded on U.S. and foreign commodity exchanges, on such underlying securities as U.S. Treasury bonds, notes and bills, and/or any foreign government fixed-income security ("interest rate futures contracts"), on various currencies ("currency futures contracts") and on such indices of U.S. and foreign securities as may exist or come into being ("index futures contracts").

The Portfolio may purchase or sell interest rate futures contracts for the purpose of hedging some or all of the value of its portfolio securities (or anticipated portfolio securities) against changes in prevailing interest rates. If the investment adviser anticipates that interest rates may rise and, concomitantly, that the price of certain of its portfolio securities fall, the Portfolio may sell an interest rate futures contract. If declining interest rates are anticipated, the Portfolio may purchase an interest rate futures contract to protect against a potential increase in the price of securities the Portfolio intends to purchase. Subsequently, appropriate securities may be purchased by the Portfolio in an orderly fashion; as securities are purchased, corresponding futures positions would be terminated by offsetting sales of contracts.

The Portfolio may purchase or sell currency futures contracts on currencies in which its portfolio securities (or anticipated portfolio securities) are denominated for the purposes of hedging against anticipated changes in currency exchange rates. The Portfolio may enter into currency futures contracts for the same reasons as set forth above for entering into forward foreign currency exchange contracts; namely, to secure the value of a security purchased or sold in a given currency vis-a-vis a different currency or to hedge against an adverse currency exchange rate movement of a portfolio security's (or anticipated portfolio security's) denominated currency vis-a-vis a different currency.

The Portfolio may purchase or sell index futures contracts for the purpose of hedging some or all of its portfolio (or anticipated portfolio) securities against changes in their prices. If it anticipates that the prices of securities it holds may fall, the Portfolio may sell an index futures contract. Conversely, if the Portfolio wishes to hedge against anticipated price rises in those securities which it intends to purchase, the Portfolio may purchase an index futures contract.

In addition to the above, interest rate, currency and index futures contracts will be bought or sold in order to close out short or long positions maintained by the Portfolio in corresponding futures contracts.

Although most interest rate futures contracts call for actual delivery or acceptance of securities, the contracts usually are closed out before the settlement date without making or taking delivery. A futures contract sale is closed out by effecting a futures contract purchase for the same aggregate amount of the specific type of security (currency) and the same delivery date. If the sale price exceeds the offsetting purchase price, the seller would be paid the difference and would realize a gain. If the offsetting purchase price exceeds the sale price, the seller would pay the difference and would realize a loss. Similarly, a futures contract purchase is closed out by effecting a futures contract sale for the same aggregate amount of the specific type of security (currency) and the same delivery date. If the offsetting sale price exceeds the purchase price, the purchaser would realize a gain, whereas if the purchase price exceeds the offsetting sale price, the purchaser would realize a loss. There is no assurance that the Portfolio will be able to enter into a closing transaction.

INTEREST RATE FUTURES CONTRACTS. When the Portfolio enters into an interest rate futures contract, it is initially required to deposit with the Portfolio's custodian (in a segregated account in the name of the broker performing the transaction) an "initial margin" of cash or U.S. Government securities or other high grade short-term obligations equal to approximately 2% of the contract amount. Initial margin requirements are established by the exchanges on which futures contracts trade and may change. In addition, brokers may establish margin deposit requirements in excess of those required by the exchanges.

Initial margin in futures transactions is different from margin in securities transactions in that initial margin does not involve the borrowing of money by a brokers' client but is, rather, a good faith deposit on the futures contract that will be returned to the Portfolio upon the proper termination of the futures contract. The margin deposits made are marked to market daily, and the Portfolio may be required to make subsequent deposits with the Portfolio's futures contract clearing broker of cash or U.S. Government securities (called "variation margin") that are reflective of price fluctuations in the futures contract.

CURRENCY FUTURES CONTRACTS. Generally, foreign currency futures contracts provide for the delivery of a specified amount of a given currency, on the exercise date, for a set exercise price denominated in U.S. dollars or other currency. Foreign currency futures contracts would be entered into for the same reason and under the same circumstances as forward foreign currency exchange contracts. SCMI assesses such factors as cost spreads, liquidity and transaction costs in determining whether to use futures contracts or forward contracts in its foreign currency transactions and hedging strategy.

Purchasers and sellers of foreign currency futures contracts are subject to the same risks that apply generally to the buying and selling of futures contracts. In addition, there are risks associated with foreign currency futures contracts and their use as a hedging device similar to those associated with options on foreign currencies described above. Further, settlement of a foreign currency futures contract must occur within the country issuing the underlying currency. Thus, the Portfolio must accept or make delivery of the underlying foreign currency in accordance with any U.S. or foreign restrictions or regulations regarding the maintenance of foreign banking arrangements by U.S. residents and may be required to pay any fees, taxes or charges associated with such delivery that are assessed in the issuing country.

INDEX FUTURES CONTRACTS. The Portfolio may invest in index futures contracts. An index futures contract sale creates an obligation by the Portfolio, as seller, to deliver cash at a specified future time. An index futures contract purchase would create an obligation by the Portfolio, as purchaser, to take delivery of cash at a specified future time. Futures contracts on indices do not require the physical delivery of securities but provide for a final cash settlement on the expiration date that reflects accumulated profits and losses credited or debited to each party's account.

The Portfolio is required to maintain margin deposits with brokerage firms through which it effects index futures contracts in a manner similar to that described above for interest rate futures contracts. In addition, due to current industry practice, daily variations in gains and losses on open contracts are required to be reflected in cash in the form of variation margin payments. The Portfolio may be required to make additional margin payments during the term of the contract.

At any time prior to expiration of the futures contract, the Portfolio may elect to close the position by taking an opposite position, which will operate to terminate the Portfolio's position in the futures contract. A final determination of variation margin is then made, additional cash may be required to be paid by or released to the Portfolio and the Portfolio realizes a loss or gain.

OPTIONS ON FUTURES CONTRACTS. The Portfolio may purchase and write call and put options on futures contracts traded on an exchange and may enter into closing transactions with respect to such options to terminate an existing position. An option on a futures contract gives the purchaser the right (in return for the premium paid) to assume a position in a futures contract (a long position if the option is a call and a short position if the option is a put) at a specified exercise price at any time during the term of the option. Upon exercise of the option, the delivery of the position in the futures contract by the writer of the option to the holder of the option is accompanied by delivery of the accumulated balance in the writer's futures margin account, which represents the amount by which the market price of the futures contract at the time of exercise exceeds, in case of a call, or is less than, in the case of a put, the exercise price of the option on the futures contract.

The Portfolio may purchase and write options on futures contracts for purposes identical to those set forth above for the purchase of a futures contract (purchase of a call option or sale of a put option) and the sale of a futures contract (purchase of a put option or sale of a call option), or to close out a long or short position in futures contracts. If, for example, the investment adviser wished to protect against an increase in interest rates and the resulting negative impact on the value of a portion of its fixed-income portfolio, it might write a call option on an interest rate futures contract, the underlying security of which correlates with the portion of the portfolio the investment adviser seeks to hedge. Any premiums received in the writing of options on futures contracts may provide a further hedge against losses resulting from price declines in portions of the Portfolio's investment portfolio.

Options on foreign currency futures contracts may involve certain additional risks. Trading options on foreign currency futures contracts is relatively new. The ability to establish and close out positions on such options is subject to the maintenance of a liquid secondary market. To reduce this risk, the Portfolio will not purchase or write options on foreign currency futures contracts unless and until, in SCMI's opinion, the market for such options has developed sufficiently that the risks in connection with them are not greater than the risks in connection with transactions in the underlying foreign currency futures contracts.

LIMITATIONS ON FUTURES CONTRACTS AND OPTIONS ON FUTURES CONTRACTS. The Portfolio may not enter into futures contracts or purchase related options thereon if, immediately thereafter, the amount committed to margin plus the amount paid for premiums for unexpired options on futures contracts exceeds 5% of the value of the Portfolio's total assets, after taking into account unrealized gains and unrealized losses on such contracts it has entered into, provided, however, that in the case of an option that is in-the-money (the exercise price of the call
(put) option is less (more) than the market price of the underlying security) at the time of purchase, the in-the-money amount may be excluded in calculating the 5%. However, there is no overall limitation on the percentage of the Portfolio's assets that may be subject to a hedge position. In addition, in accordance with the regulations of the Commodity Futures Trading Commission ("CFTC") under which the Portfolio is exempted from registration as a commodity pool operator, the Portfolio may only enter into futures contracts and options on futures contracts transactions for purposes of hedging a part or all of its portfolio. Except as described above, there are no other limitations on the use of futures and options thereon by the Portfolio.

The writer of an option on a futures contract is required to deposit initial and variation margin pursuant to requirements similar to those applicable to futures contracts. Premiums received from the writing of an option on a futures contract are included in initial margin deposits.

RISKS OF TRANSACTIONS IN FUTURES CONTRACTS AND RELATED OPTIONS. The Portfolio may sell a futures contract to protect against the decline in the value of securities (or the currency in which they are denominated) held by the Portfolio. However, it is possible that the futures market may advance and the value of the Portfolio's securities (or the currency in which they are denominated) may decline. If this occurs, the Portfolio will lose money on the futures contract and also experience a decline in value of its portfolio securities. While this might occur for only a very brief period or to a very small degree, over time the value of a diversified portfolio will tend to move in the same direction as the futures contracts.

If the Portfolio purchases a futures contract to hedge against the increase in value of securities it intends to buy (or the currency in which they are denominated) and the value of such securities (currencies) decreases, then the Portfolio may determine not to invest in the securities as planned and will realize a loss on the futures contract that is not offset by a reduction in the price of the securities.

Exchanges limit the amount by which the price of a futures contract may move on any day. If the price moves equal the daily limit on successive days, then it may prove impossible to liquidate a futures position until the daily limit moves have ceased. In the event of adverse price movements, the Portfolio would continue to be required to make daily cash payments of variation margin on open futures contract positions. In such situations, if the Portfolio has insufficient cash, it may have to sell portfolio securities to meet daily variation margin requirements at a time when it may be disadvantageous to do so. In addition, the Portfolio may be required to take or make delivery of the instruments underlying interest rate futures contracts it holds at a time when it is disadvantageous to do so. The inability to close out options and futures contract positions could also have an adverse impact on the Portfolio's ability to effectively hedge its portfolio.

Futures contracts and options thereon that are purchased or sold on foreign commodities exchanges may have greater price volatility than their U.S. counterparts. Furthermore, foreign commodities exchanges may be less regulated and under less governmental scrutiny than U.S. exchanges, and brokerage commissions, clearing costs and other transaction costs may be higher. Greater margin requirements may limit the Portfolio's ability to enter into certain commodity transactions on foreign exchanges. Moreover, differences in clearance and delivery requirements on foreign exchanges may cause delays in the settlement of the Portfolio's foreign exchange transactions.

In the event of the bankruptcy of a broker through which the Portfolio engages in transactions in futures or options thereon, the Portfolio could experience delays and/or losses in liquidating open positions purchased or sold through the broker and/or incur a loss of all or part of its margin deposits with the broker. Similarly, in the event of the bankruptcy of the writer of an OTC option purchased by the Portfolio, the Portfolio could experience a loss of all or part of the value of the option. Transactions are entered into by the Portfolio only with brokers or financial institutions deemed creditworthy by SCMI.

While the futures contracts and options transactions in which the Portfolio engages for the purpose of hedging its portfolio securities are not speculative in nature, there are risks inherent in the use of such instruments. One such risk that may arise in employing futures contracts to protect against the price volatility of portfolio securities (and the currencies in which they are denominated) is that the prices of securities and indices subject to futures contracts (and thereby the futures contract prices) may correlate imperfectly with the behavior of the cash prices of the Portfolio's portfolio securities (and the currencies in which they are denominated). Another such risk is that prices of interest rate futures contracts may not move in tandem with the changes in prevailing interest rates against which the Portfolio seeks a hedge. A correlation may also be distorted by the fact that the futures market is dominated by short-term traders seeking to profit from the difference between a contract or security price objective and their cost of borrowed funds. Such distortions are generally minor and are expected to diminish as the contract approaches maturity.

There may exist an imperfect correlation between the price movements of futures contracts purchased by the Portfolio and the movements in the prices of the securities (currencies) which are the subject of the hedge. If participants in the futures market elect to close out their contracts through offsetting transactions rather than meet margin deposit requirements, distortions in the normal relationship between the debt securities or currency markets and futures markets could result. Price distortions could also result if investors in futures contracts choose to make or take delivery of underlying securities rather than engage in closing transactions due to the resultant reduction in the liquidity of the futures market. In addition, because the deposit requirements in the futures markets are less onerous than margin requirements in the cash market, increased participation by speculators in the futures market can be anticipated with the resulting speculation causing temporary price distortions. Due to the possibility of price distortions in the futures contracts market and because of the imperfect correlation between movements in the prices of securities and movements in the prices of futures contracts, a correct forecast of interest rate trends may still not result in a successful hedging transaction.

There is no assurance that a liquid secondary market will exist for futures contracts and related options in which the Portfolio may invest. In the event a liquid market does not exist, it may not be possible to close out a futures position, and in the event of adverse price movements, the Portfolio would continue to be required to make daily cash payments of variation margin. In addition, limitations imposed by an exchange or board of trade on which futures contracts are traded may compel the Portfolio to or prevent it from closing out a contract, which may result in reduced gain or increased loss to the Portfolio. The absence of a liquid market in futures contracts might cause the Portfolio to make or take delivery of the underlying securities (currencies) at a time when it may be disadvantageous to do so.

The extent to which the Portfolio may enter into transactions involving futures contracts and options thereon may be limited by the Internal Revenue Code's requirements for qualification as a regulated investment company and the Portfolio's intention to qualify as such (see "Taxation").

WARRANTS AND STOCK RIGHTS. The Portfolio may invest in warrants, which are options to purchase an equity security at a specified price (usually representing a premium over the applicable market value of the underlying equity security at the time of the warrant's issuance). Investments in warrants involve certain risks, including the possible lack of a liquid market for the resale of the warrants, potential price fluctuations as a result of speculation or other factors and failure of the price of the underlying security to reach a level at which the warrant can be prudently exercised (in which case the warrant may expire without being exercised, resulting in the loss of the Portfolio's entire investment therein). The prices of warrants do not necessarily move parallel to the prices of the underlying securities. Warrants have no voting rights, receive no dividends and have no rights with respect to the assets of the issuer.

In addition, the Portfolio may invest up to 5% of its assets (at the time of investment) in stock rights. A stock right is an option given to a shareholder to buy additional shares at a predetermined price during a specified time period.

                             INVESTMENT RESTRICTIONS

The following investment restrictions restate or are in addition to those described under "Investment Restrictions" and "Investment Policies" in Part A. These restrictions, unless otherwise indicated, are fundamental policies of the Portfolio and cannot be changed without the vote of a "majority" of the Portfolio's outstanding Interests. Under the Investment Company Act of 1940, as amended ("1940 Act"), such a "majority" vote is defined as the vote of the holders of the lesser of: (1) 67% of more of the shares present or represented by proxy at a meeting of shareholders, if the holders of more than 50% of the outstanding shares are present; or (2) more than 50% of the outstanding shares. Under these additional restrictions, the Portfolio will not:

1.       DIVERSIFICATION

                           with  respect  to  75%  of  its  assets,  purchase  a
                  security (other than a U.S. government security or a security of an investment company) if, as a result: (1) more than 5% of the Portfolio's total assets would be invested in the securities of a single issuer; or (2) the Portfolio would own more than 10% of the outstanding voting securities of any single issuer.

2.       INDUSTRY CONCENTRATION

                         purchase a security  if, as a result,  more than 25% of
                    the Portfolio's total assets would be invested in securities of issuers conducting their principal business activities in the same industry. For purposes of this limitation, there is no limit on: (1) investments in U.S. government securities, in repurchase agreements covering U.S. government securities, in securities issued by the states, territories or possessions of the United States ("municipal securities") or in foreign government securities; or (2) investment in issuers domiciled in a single jurisdiction. Notwithstanding anything to the contrary, to the extent permitted by the 1940 Act, each Portfolio may invest in one or more investment companies; provided that, except to the extent the Portfolio invests in other investment companies pursuant to Section 12(d)(1)(A) of the 1940 Act, the Portfolio treats the assets of the investment companies in which it invests as its own for purposes of this policy.

3.       BORROWING

                           borrow money if, as a result,  outstanding borrowings
                  would exceed an amount equal to one third of the Portfolio's total assets.

4.       REAL ESTATE

                           purchase  or sell real  estate  unless  acquired as a
                  result of ownership of securities or other instruments (but this shall not prevent the Portfolio from investing in securities or other instruments backed by real estate or securities of companies engaged in the real estate business).

5.       LENDING

                           make loans to other  parties.  For  purposes  of this
                  limitation, entering into repurchase agreements, lending securities and acquiring any debt security are not deemed to be the making of loans.

6.       COMMODITIES

                           purchase or sell physical commodities unless acquired
                  as a result of ownership of securities or other instruments (but this shall not prevent the Portfolio from purchasing or selling options and futures contracts or from investing in securities or other instruments backed by physical commodities).

7.       UNDERWRITING

                           underwrite (as that term is defined in the Securities
                  Act of 1933, as amended) securities issued by other persons except, to the extent that in connection with the disposition of the Portfolio's assets, the Portfolio may be deemed to be an underwriter.

8.       SENIOR SECURITIES

                           issue any class of  senior  securities  except to the
                  extent consistent with 1940 Act.

NONFUNDAMENTAL LIMITATIONS

The Portfolio has adopted the following nonfundamental investment limitations. A nonfundamental policy does not override a fundamental limitation. The policies of the Portfolio may be changed by the Board without shareholder approval.

1.       BORROWING

                         for  purposes  of  the  limitation  on  borrowing,  the
                    following are not treated as borrowings to the extent they are fully collateralized: (1) the delayed delivery of purchased securities (such as the purchase of when-issued securities); (2) reverse repurchase agreements; (3) dollar-roll transactions; and (5) the lending of securities ("leverage transactions"). (See fundamental Limitation No. 3 "Borrowing" above.

2.       LIQUIDITY

                           invest  more  than  15% of its  net  assets  in:  (1)
                  securities that cannot be disposed of within seven days at their then-current value; (2) repurchase agreements not entitling the holder to payment of principal within seven days; and (3) securities subject to restrictions on the sale of the securities to the public without registration under the 1933 Act ("restricted securities") that are not readily marketable. Each Portfolio may treat certain restricted securities as liquid pursuant to guidelines adopted by the Board.

3.       EXERCISING CONTROL OF ISSUERS

                           make   investments  for  the  purpose  of  exercising
                  control of an issuer. Investments by a Portfolio in entities created under the laws of foreign countries solely to facilitate investment in securities in that country will not be deemed the making of investments for the purpose of exercising control.

4.       OTHER INVESTMENT COMPANIES

                         invest in  securities  of another  investment  company,
                    except to the extent permitted by the 1940 Act.

5.       SHORT SALES AND PURCHASING ON MARGIN

                           sell  securities  short,  unless  it  owns or has the
                  right to obtain securities equivalent in kind and amount to the securities sold short (short sales "against the box"), and provided that transactions in futures contracts and options are not deemed to constitute selling securities short.

                           purchase   securities   on  margin,   except  that  a
                  Portfolio may use short-term credit for the clearance of the Portfolio's transactions, and provided that initial and variation margin payments in connection with futures contracts and options on futures contracts shall not constitute purchasing securities on margin.

6.                LENDING

                           lend a security if, as a result, the amount of loaned
                  securities would exceed an amount equal to one third of the Portfolio's total assets.

MANAGEMENT OF THE TRUST

The following information relates to the principal occupations of each Trustee and executive officer of the Trust during the past five years and shows the nature of any affiliation with SCMI. Each of these individuals currently serves in the same capacity for Schroder Capital Funds (Delaware), an investment company with series that invests all of their assets in the Portfolio or other portfolios of the Trust, and for Schroder Capital Funds II, a registered investment company.

PETER E. GUERNSEY, 75, c/o the Trust, Two Portland Square, Portland, Maine - Trustee of the Trust; Insurance Consultant since August 1986; prior thereto Senior Vice President, Marsh & McLennan, Inc., insurance brokers.

JOHN I. HOWELL, 80, c/o the Trust, Two Portland Square, Portland, Maine - Trustee of the Trust; Private Consultant since February 1987; Honorary Director, American International Group, Inc.; Director, American International Life Assurance Company of New York.

CLARENCE F. MICHALIS, 75, c/o the Trust, Two Portland Square, Portland, Maine - Trustee of the Trust; Chairman of the Board of Directors, Josiah Macy, Jr. Foundation (charitable foundation).

HERMANN C. SCHWAB, 77, c/o the Trust, Two Portland Square, Portland, Maine - Chairman and Trustee of the Trust; retired since March, 1988; prior thereto, consultant to SCMI since February 1, 1984.

MARK J. SMITH*, 35, 33 Gutter Lane, London, England - President and Trustee of the Trust; Senior Vice President and Director of SCMI since April 1990; Director and Senior Vice President, Schroder Advisors.

MARK ASTLEY, 33, 787 Seventh Avenue, New York, New York - Vice President of the Trust; First Vice President of SCMI, prior thereto, employed by various affiliates of SCMI in various positions in the investment research and portfolio management areas since 1987.

ROBERT G. DAVY, 36, 787 Seventh Avenue, New York, New York - Vice President of the Trust; Director of SCMI and Schroder Capital Management International Ltd. since 1994; First Vice President of SCMI since July, 1992; prior thereto, employed by various affiliates of SCMI in various positions in the investment research and portfolio management areas since 1986.

MARGARET H. DOUGLAS-HAMILTON, 55, 787 Seventh Avenue, New York, New York - Vice President of the Trust; Secretary of SCM since July 1995; Senior Vice President (since April 1997) and General Counsel of Schroders Incorporated since May 1987; prior thereto, partner of Sullivan & Worcester, a law firm.

RICHARD R. FOULKES, 51, 787 Seventh Avenue, New York, New York - Vice President of the Trust; Deputy Chairman of SCMI since October 1995; Director and Executive Vice President of Schroder Capital Management International Ltd.
since 1989.

ROBERT JACKOWITZ, 30, 787 Seventh Avenue, New York, New York - Treasurer of the First Trust; Vice President of SCM since September 1995; Treasurer of SCM and Schroder Advisors since July 1995; Vice President of SCMI and SCM since April 1997; and Assistant Treasurer of Schroders Incorporated since January 1990.

JOHN Y. KEFFER, 54, Two Portland Square, Portland, Maine - Vice President of the Trust; President of FFC, the Fund's transfer and dividend disbursing agent and other affiliated entities including Forum Financial Services, Inc. and Forum Advisors, Inc.

JANE P. LUCAS, 35, 787 Seventh Avenue, New York, New York - Vice President of the Trust; Director and Senior Vice President SCMI; Director of SCM since September 1995; Director of Schroder Advisors since September 1996; Assistant Director Schroder Investment Management Ltd. since June 1991.

CATHERINE A. MAZZA, 37, 787 Seventh Avenue, New York, New York - Vice President of the Trust; President of Schroder Advisors since 1997; First Vice President of SCMI and SCM since 1996; prior thereto, held various marketing positions at Alliance Capital, an investment adviser, since July 1985.

MICHAEL PERELSTEIN, 41, 787 Seventh Avenue, New York, New York - Vice President of the Trust; Director since May 1997 and Senior Vice President of SCMI since January 1997; prior thereto, Managing Director of MacKay - Shields Financial Corp.

ALEXANDRA POE, 36, 787 Seventh Avenue, New York, New York - Secretary and Vice President of the Trust; Vice President of SCMI since August 1996; Fund Counsel and Senior Vice President of Schroder Advisors since August 1996; Secretary of Schroder Advisors; prior thereto, an investment management attorney with Gordon Altman Butowsky Weitzen Shalov & Wein since July 1994; prior thereto counsel and Vice President of Citibank, N.A. since 1989.

THOMAS G. SHEEHAN, 42, Two Portland Square, Portland, Maine - Assistant Treasurer and Assistant Secretary of the Trust; Managing Director, Forum Financial Services, Inc. since 1993; prior thereto, Special Counsel, U.S. Securities and Exchange Commission, Division of Investment Management, Washington, D.C.

FARIBA TALEBI, 36, 787 Seventh Avenue, New York, New York - Vice President of the Trust; Group Vice President of SCMI since April 1993, employed in various positions in the investment research and portfolio management areas since 1987; Director of SCM since April 1997.

JOHN A. TROIANO, 38, 787 Seventh Avenue, New York, New York - Vice President of the Trust; Director of SCM since April 1997; Chief Executive Officer, since April 1, 1997, of SCMI and Managing Director and Senior Vice President of SCMI since October 1995; prior thereto, employed by various affiliates of SCMI in various positions in the investment research and portfolio management areas since 1981.

IRA L. UNSCHULD, 31, 787 Seventh Avenue, New York, New York - Vice President of the Trust; Vice President of SCMI since April, 1993 and an Associate from July, 1990 to April, 1993.

CATHERINE S. WOOLEDGE, 55, Two Portland Square, Portland, Maine - Assistant Treasurer and Assistant Secretary of the Trust - Counsel, Forum Financial Services, Inc. since November 1996. Prior thereto, associate at Morrison & Foerster, Washington, D.C. from October 1994 to November 1996, associate corporate counsel at Franklin Resources, Inc. from September 1993 to September 1994, and prior thereto associate at Drinker Biddle & Reath, Philadelphia, PA.

*    Interested Trustee of the Trust within the meaning of the 1940 Act.

Schroder Advisors is a wholly owned subsidiary of SCMI, which is a wholly owned subsidiary of Schroders Incorporated, which in turn is an indirect, wholly owned U.S. subsidiary of Schroders plc. Schroder Capital Management Inc. ("SCM") is also a wholly owned subsidiary of Schroders Incorporated.

Officers and Trustees who are interested persons of the Trust receive no salary, fees or compensation from the Fund. Independent Trustees of the Trust receive an annual fee of $1,000 and a fee of $250 for each meeting of the Trust Board attended by them except in the case of Mr. Schwab, who receives an annual fee of $1,500 and a fee of $500 for each meeting attended. The Fund has no bonus, profit sharing, pension or retirement plans.

The following table provides the fees paid to each Trustee of the Trust for the twelve months ended May 31, 1997.

Name of Trustee                           Aggregate            Pension or     Estimated Annual    Total Compensation
                                  Compensation From   Retirement Benefits        Benefits Upon   From Trust And Fund
                                              Trust    Accrued As Part of           Retirement       Complex Paid To
                                                           Trust Expenses                                   Trustees
------------------------------- -------------------- --------------------- -------------------- ---------------------

Mr. Guernsey                                 $2,250                    $0                   $0                $2,250
Mr. Hansmann                                    750                     0                    0                   750
Mr. Howell                                    2,250                     0                    0                 2,250
Mr. Michalis                                  2,000                     0                    0                 2,000
Mr. Schwab                                    4,000                     0                    0                 4,000
Mr. Smith                                         0                     0                    0                     0

As of September 30, 1997, the officers and Trustees of the Trust owned, in the aggregate, less than 1% of the Portfolio's outstanding shares.

While the Trust is a Delaware business trust, certain of its Trustees or officers are residents of the United Kingdom and substantially all of their assets may be located outside of the U.S. As a result it may be difficult for U.S. investors to effect service upon such persons within the U.S., or to realize judgments of courts of the U.S. predicated upon civil liabilities of such persons under the Federal securities laws of the U.S. The Trust has been advised that there is substantial doubt as to the enforceability in the United Kingdom of such civil remedies and criminal penalties as are afforded by the Federal securities laws of the U.S. Also it is unclear if extradition treaties now in effect between the U.S. and the United Kingdom would subject such persons to effective enforcement of the criminal penalties of such acts.

CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

As of October 1, 1997, Performa Global Growth Fund (the "Fund"), a series of Norwest Advantage Funds, a Delaware business trust registered with the SEC as an open-end, management investment company, invests all of its investable assets in the Portfolio and may be deemed to control the Portfolio for purposes of the 1940 Act.

Norwest Advantage Funds has informed the Trust that whenever the Fund is requested to vote on matters pertaining to the Portfolio, the Fund will hold a meeting of its shareholders and will cast its vote as instructed by its shareholders. This only applies to matters for which the Fund would be required to have a shareholder meeting if it directly held investment securities rather than invested in the Portfolio. It is anticipated that any other registered investment company (or series thereof) that may in the future invest in the Portfolio will follow the same or a similar practice.

INVESTMENT ADVISORY AND OTHER SERVICES

                          INVESTMENT ADVISORY SERVICES

SCMI, 787 Seventh Avenue, New York, New York, 10019, serves as Adviser to the Portfolio pursuant to an investment advisory agreement. SCMI is a wholly owned U.S. subsidiary of Schroders Incorporated (doing business in New York State as Schroders Holdings), the wholly owned U.S. holding company subsidiary of Schroders plc. Schroders plc is the holding company parent of a large worldwide group of banks and financial service companies (referred to as the "Schroder Group"), with associated companies and branch and representative offices located in seventeen countries worldwide. The Schroder Group specializes in providing investment management services, with Group funds under management currently in excess of $175 billion.

Pursuant to the investment advisory agreement, SCMI is responsible for managing the investment and reinvestment of the assets included in the Portfolio and for continuously reviewing, supervising and administering the Portfolio's investments. In this regard, it is the responsibility of SCMI to make decisions relating to the Portfolio's investments and to place purchase and sale orders regarding such investments with brokers or dealers selected by it in its discretion. SCMI also furnishes to the Board, which has overall responsibility for the business and affairs of the Trust, periodic reports on the investment performance of the Portfolio.

Under the terms of the investment advisory agreement, SCMI is required to manage the Portfolio's investment portfolio in accordance with applicable laws and regulations. In making its investment decisions, SCMI does not use material information that may be in its possession or in the possession of its affiliates.

The investment advisory agreement will continue in effect provided such continuance is approved annually: (1) by the holders of a majority of the outstanding voting securities of the Portfolio (as defined by the 1940 Act) or by the Board; and (2) by a majority of the Trustees who are not parties to such agreement or "interested persons" (as defined in the 1940 Act) of any such party. The investment advisory agreement may be terminated without penalty by vote of the Trustees or the interestholders of the Portfolio on 60 days' written notice to the Adviser, or by the Adviser on 60 days' written notice to the Trust and it will terminate automatically if assigned. The investment advisory agreement also provides that, with respect to the Portfolio, neither SCMI nor its personnel shall be liable for any error of judgment or mistake of law or for any act or omission in the performance of its or their duties to the Portfolio, except for willful misfeasance, bad faith or gross negligence in the performance of the SCMI's or their duties or by reason of reckless disregard of its or their obligations and duties under the investment advisory agreement.

For its services, the Portfolio pays SCMI a fee at an annual rate of 0.90% of its average daily net assets.

                             ADMINISTRATIVE SERVICES

On behalf of the Portfolio, the Trust has entered into an administration agreement with Schroder Fund Advisors Inc. ("Schroder Advisors"), 787 Seventh Avenue, New York, New York 10019. The Trust has also entered into a sub-administration agreement with Forum Administrative Services, Limited Liability Company ("Forum"). Pursuant to their agreements, Schroder Advisors and Forum provide certain management and administrative services necessary for the Portfolio's operations, other than the investment management and administrative services provided to the Portfolio by SCMI pursuant to the investment advisory agreement, including among other things: (1) preparation of shareholder reports and communications; (2) regulatory compliance, such as reports to and filings with the Securities and Exchange Commission and state securities commissions; and (3) general supervision of the operation of the Portfolio, including coordination of the services performed by the Portfolio's investment adviser, transfer agent, custodian, independent accountants, legal counsel and others. Schroder Advisors is a wholly owned subsidiary of SCMI, and is a registered broker-dealer organized to act as administrator and distributor of mutual funds. Effective July 5, 1995, Schroder Advisors changed its name from Schroder Capital Distributors Inc.

For these services, Schroder Advisors is entitled to receive from the Portfolio a fee at the annual rate of 0.15% of the Portfolio's average daily net assets. Forum is entitled to receive from the Portfolio a fee at the annual rate of 0.075% of the Portfolio's average daily net assets for its services.

The administrative services agreement and sub-administration agreement are terminable with respect to the Portfolio without penalty, at any time, by vote of a majority of the Trustees who are not "interested persons" of the Trust and who have no direct or indirect financial interest in the operation of the Portfolio's Distribution Plan or in the administrative services agreement or sub-administration agreement, upon not more than 60 days' written notice to Schroder Advisors or Forum, as appropriate, or by vote of the holders of a majority of the shares of the Portfolio, or, upon 60 days' notice, by Schroder Advisors or Forum. The administrative services agreement will terminate automatically in the event of its assignment.

The sub-administration agreement is terminable with respect to the Portfolio without penalty, at any time, by the Board and the Adviser upon 60 days' written notice to Forum or by Forum upon 60 days' written notice to the Portfolio and the Adviser, as appropriate.

                                    CUSTODIAN

The Chase Manhattan Bank, N.A., through its Global Securities Services division located in London, England, acts as custodian of the Portfolio's assets but plays no role in making decisions as to the purchase or sale of portfolio securities for the Portfolio. Pursuant to rules adopted under the 1940 Act, the Portfolio may maintain its foreign securities and cash in the custody of certain eligible foreign banks and securities depositories. Selection of these foreign custodial institutions is made by the Board following a consideration of a number of factors, including (but not limited to) the reliability and financial stability of the institution; the ability of the institution to perform capably custodial services for the Portfolio; the reputation of the institution in its national market; the political and economic stability of the country in which the institution is located; and further risks of potential nationalization or expropriation of Portfolio assets.

                              INDEPENDENT AUDITORS

Coopers & Lybrand L.L.P., One Post Office Square, Boston, Massachusetts 02109, serves as independent auditors for the Trust.

BROKERAGE ALLOCATION AND OTHER PRACTICES

INVESTMENT DECISIONS

Investment decisions for the Portfolio and for the other investment advisory clients of SCMI are made with a view to achieving their respective investment objectives. Investment decisions are the product of many factors in addition to basic suitability for the particular client involved. Thus, a particular security may be bought or sold for certain clients even though it could have been bought or sold for other clients at the same time. Likewise, a particular security may be bought for one or more clients when one or more clients are selling the security. In some instances, one client may sell a particular security to another client. It also sometimes happens that two or more clients simultaneously purchase or sell the same security, in which event each day's transactions in such security are, insofar as is possible, averaged as to price and allocated between such clients in a manner which in SCMI's opinion is equitable to each and in accordance with the amount being purchased or sold by each. There may be circumstances when purchases or sales of portfolio securities for one or more clients will have an adverse effect on other clients.

BROKERAGE AND RESEARCH SERVICES

Transactions on U.S. stock exchanges and other agency transactions involve the payment by the Portfolio of negotiated brokerage commissions. Such commissions vary among different brokers. Also, a particular broker may charge different commissions according to such factors as the difficulty and size of the transaction. Transactions in foreign securities generally involve the payment of fixed brokerage commissions, which are generally higher than those in the United States. Since most brokerage transactions for the Portfolio are placed with foreign broker-dealers, certain portfolio transaction costs for the Portfolio may be higher than fees for similar transactions executed on U.S. securities exchanges. There is generally no stated commission in the case of securities traded in the over-the-counter markets, but the price paid by the Portfolio usually includes an undisclosed dealer commission or mark-up. In underwritten offerings, the price paid by the Portfolio includes a disclosed, fixed commission or discount retained by the underwriter or dealer.

The Investment Advisory Contract authorizes and directs SCMI to place orders for the purchase and sale of the Portfolio's investments with brokers or dealers selected by SCMI in its discretion and to seek "best execution" of such portfolio transactions. SCMI places all such orders for the purchase and sale of portfolio securities and buys and sells securities for the Portfolio through a substantial number of brokers and dealers. In so doing, SCMI uses its best efforts to obtain for the Portfolio the most favorable price and execution available. The Portfolio may, however, pay higher than the lowest available commission rates when SCMI believes it is reasonable to do so in light of the value of the brokerage and research services provided by the broker effecting the transaction. In seeking the most favorable price and execution, SCMI, having in mind the Portfolio's best interests, considers all factors it deems relevant, including, by way of illustration, price, the size of the transaction, the nature of the market for the security, the amount of the commission, the timing of the transaction taking into account market prices and trends, the reputation, experience and financial stability of the broker-dealers involved and the quality of service rendered by the broker-dealers in other transactions.

It has for many years been a common practice in the investment advisory business as conducted in certain countries, including the United States, for advisers of investment companies and other institutional investors to receive research services from broker-dealers which execute portfolio transactions for the clients of such advisers. Consistent with this practice, SCMI may receive research services from broker-dealers with which SCMI places the Portfolio's portfolio transactions. These services, which in some cases may also be purchased for cash, include such items as general economic and security market reviews, industry and company reviews, evaluations of securities and recommendations as to the purchase and sale of securities. Some of these services are of value to SCMI in advising various of its clients (including the Portfolio), although not all of these services are necessarily useful and of value in managing the Portfolio. The investment advisory fee paid by the Portfolio is not reduced because SCMI and its affiliates receive such services.

As permitted by Section 28(e) of the Securities Exchange Act of 1934 (the "Act"), SCMI may cause the Portfolio to pay a broker-dealer which provides "brokerage and research services" (as defined in the Act) to SCMI an amount of disclosed commission for effecting a securities transaction for the Portfolio in excess of the commission which another broker-dealer would have charged for effecting that transaction.

Subject to the policy of obtaining the best price consistent with quality of execution on transactions, SCMI may employ: (1) Schroder & Co., Inc. and its affiliates ("Schroder & Co."), affiliates of SCMI, to effect transactions on the New York Stock Exchange; and (2) Schroder Securities Limited and its affiliates ("Schroder Securities"), also affiliates of SCMI, to effect transactions of the Portfolio on certain foreign securities exchanges. Because of the affiliation between SCMI and both Schroder & Co. and Schroder Securities, the Portfolio's payment of commissions to them is subject to procedures adopted by the Board designed to ensure that commissions will not exceed the usual and customary brokers' commissions. No specific portion of the Portfolio's brokerage will be directed to Schroder & Co. or Schroder Securities, and in no event will either receive any brokerage in recognition of research services.

Payment of brokerage commissions to Schroder & Co. and Schroder Securities for effecting such transactions is subject to Section 17(e) of the 1940 Act, which requires, among other things, that commissions for transactions on securities exchanges paid by a registered investment company to a broker which is an affiliated person of such investment company or an affiliated person of another person so affiliated not exceed the usual and customary broker's commissions for such transactions. It is the Portfolio's policy that commissions paid will in the judgment of the officers of SCMI responsible for making portfolio decisions and selecting brokers, be: (1) at least as favorable as commissions contemporaneously charged by Schroder & Co. and Schroder Securities on comparable transactions for its most favored unaffiliated customers; and (2) at least as favorable as those which would be charged on comparable transactions by other qualified brokers having comparable execution capability. The Board of Trustees, including a majority of the non-interested Trustees, has adopted procedures pursuant to Rule 17e-1 promulgated by the Securities and Exchange Commission under Section 17(e) to ensure that commissions paid to Schroder Securities by the Portfolio satisfy the foregoing standards. The Board will review all transactions at least quarterly for compliance with these procedures.

The Portfolio has no understanding or arrangement to direct any specific portion of its brokerage to Schroder Securities and will not direct brokerage to Schroder Securities in recognition of research services. Schroder Securities commenced operations in 1990.

CAPITAL STOCK AND OTHER SECURITIES

Under the Trust Instrument, the Trustees are authorized to issue beneficial interest in one or more separate and distinct series. Investments in the Portfolio have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Each investor in the Portfolio is entitled to a vote in proportion to the amount of its investment therein. Investors in the Portfolio and other series (collectively, the "portfolios") of the Trust will all vote together in certain circumstances (e.g., election of the Trustees and ratification of auditors, as required by the 1940 Act and the rules thereunder). One or more portfolios could control the outcome of these votes. Investors do not have cumulative voting rights, and investors holding more than 50% of the aggregate interests in the Trust or in the Portfolio, as the case may be, may control the outcome of votes. The Trust is not required and has no current intention to hold annual meetings of investors, but the Trust will hold special meetings of investors when: (1) a majority of the Trustees determines to do so; or (2) investors holding at least 10% of the interests in the Trust (or the Portfolio) request in writing a meeting of investors in the Trust (or Portfolio). Except for certain matters specifically described in the Trust Instrument, the Trustees may amend the Trust's Trust Instrument without the vote of investors.

The Trust, with respect to the Portfolio, may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the Trust's Board. The Portfolio may be terminated: (1) upon liquidation and distribution of its assets, if approved by the vote of a majority of the Portfolio's outstanding voting securities (as defined in the 1940 Act); or (2) by the Trustees on written notice to the Portfolio's investors. Upon liquidation or dissolution of any Portfolio, the investors therein would be entitled to share pro rata in its net assets available for distribution to investors.

The Trust is organized as a business trust under the laws of the State of Delaware. The Trust's interestholders are not personally liable for the obligations of the Trust under Delaware law. The Delaware Business Trust Act provides that an interestholder of a Delaware business trust shall be entitled to the same limitation of liability extended to shareholders of private corporations for profit. However, no similar statutory or other authority limiting business trust interestholder liability exists in many other states, including Texas. As a result, to the extent that the Trust or an interestholder is subject to the jurisdiction of courts in those states, the courts may not apply Delaware law, and may thereby subject the Trust to liability. To guard against this risk, the Trust Instrument of the Trust disclaims liability for acts or obligations of the Trust and requires that notice of such disclaimer be given in each agreement, obligation and instrument entered into by the Trust or its Trustees, and provides for indemnification out of Trust property of any interestholder held personally liable for the obligations of the Trust. Thus, the risk of an interestholder incurring financial loss beyond his investment because of shareholder liability is limited to circumstances in which: (1) a court refuses to apply Delaware law; (2) no contractual limitation of liability is in effect; and (3) the Trust itself is unable to meet its obligations. In light of Delaware law, the nature of the Trust's business, and the nature of its assets, the Board believes that the risk of personal liability to a Trust interestholder is remote.

PURCHASE, REDEMPTION AND PRICING OF SECURITIES

Interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of section 4(2) of the 1933 Act. All investments in the Portfolio are made and withdrawn at the net asset value ("NAV") next determined after an order is received by the Portfolio. NAV per share is calculated by dividing the aggregate value of the Portfolio's assets less all liabilities by the number of shares of the Portfolio outstanding.

TAX STATUS

The Portfolio will be classified for federal income tax purposes as a partnership that will not be a "publicly traded partnership." As a result, the Portfolio will not be subject to federal income tax; instead, each investor in the Portfolio will be required to take into account in determining its federal income tax liability its share of the Portfolio's income, gains, losses, deductions, and credits, without regard to whether it has received any cash distributions from the Portfolio. The Portfolio also will not be subject to Delaware income or franchise tax.

Each investor in the Portfolio will be deemed to own a proportionate share of the Portfolio's assets, and to earn a proportionate share of the Portfolio's income, for, among other things, purposes of determining whether the investor satisfies the requirements to qualify as a regulated investment company ("RIC"). Accordingly, the Portfolio intends to conduct its operations so that its investors that intend to qualify as RICs ("RIC investors") will be able to satisfy all those requirements.

Distributions to an investor from the Portfolio (whether pursuant to a partial or complete withdrawal or otherwise) will not result in the investor's recognition of any gain or loss for federal income tax purposes, except that:
(1) gain will be recognized to the extent any cash that is distributed exceeds the investor's basis for its interest in the Portfolio before the distribution;
(2) income or gain will be recognized if the distribution is in liquidation of the investor's entire interest in the Portfolio and includes a disproportionate share of any unrealized receivables held by the Portfolio; (3) loss will be recognized if a liquidation distribution consists solely of cash and/or unrealized receivables; and (4) gain or loss may be recognized on a distribution to an investor that contributed property to the Portfolio. An investor's basis for its interest in the Portfolio generally will equal the amount of cash and the basis of any property it invests in the Portfolio, increased by the investor's share of the Portfolio's net income and gains and decreased by: (a) the amount of cash and the basis of any property the Portfolio distributes to the investor; and (b) the investor's share of the Portfolio's losses.

Dividends and interest received by the Portfolio may be subject to income, withholding, or other taxes imposed by foreign countries and; U.S. possessions that would reduce the yield on its securities. Tax conventions between certain countries and the United States may reduce or eliminate these foreign taxes, however, and many foreign countries do not impose taxes on capital gains in respect of investments by foreign investors.

The Portfolio may invest in the stock of "passive foreign investment companies" ("PFICs"). A PFIC is a foreign corporation that, in general, meets either of the following tests: (1) at least 75% of its gross income is passive or (2) an average of at least 50% of its assets produce, or are held for the production of, passive income. Under certain circumstances, a RIC that holds stock of a PFIC (including a RIC investor's indirect holding thereof through its interest in the Portfolio) will be subject to federal income tax on a portion of any "excess distribution" received on the stock or of any gain on disposition of the stock (collectively "PFIC income"), plus interest thereon, even if the RIC distributes the PFIC income as a taxable dividend to its shareholders. The balance of the PFIC income will be included in the RIC's investment company taxable income and, accordingly, will not be taxable to it to the extent that income is distributed to its shareholders.

If the Portfolio invests in a PFIC and elects to treat the PFIC as a "qualified electing fund," then in lieu of the foregoing tax and interest obligation, the Portfolio would be required to include in income each year its pro rata share of the qualified electing fund's annual ordinary earnings and net capital gain (the excess of net long-term capital gain over net short-term capital loss) - which most likely would have to be distributed by the Portfolio's RIC investors to satisfy the distribution requirements applicable to them - even if those earnings and gain were not received by it. In most instances it will be very difficult, if not impossible, to make this election because of certain requirements thereof.

Three bills passed by Congress in 1991 and 1992 and vetoed by President Bush would have substantially modified the taxation of U.S. shareholders of foreign corporations, including eliminating the provisions described above dealing with PFICs and replacing them (and other provisions) with a regulatory scheme involving entities called "passive foreign corporations." The "Tax Simplification and Technical Corrections Bill of 1993," passed in May 1994 by the House of Representatives, contains the same modifications. It is unclear at this time whether, and in what form, the proposed modifications may be enacted into law.

Proposed regulations have been published pursuant to which certain RICs would be entitled to elect to "mark to market" their stock in certain PFICs. "Marking to market," in this context, means recognizing as gain for each taxable year the excess, as of the end of that year, of the fair market value of each such PFIC's stock over the adjusted basis in that stock (including marked-to-market gain for each prior year for which an election was in effect).

The Portfolio's use of hedging strategies, such as writing (selling) and purchasing options and futures and entering into forward contracts, involves complex rules that will determine for income tax purposes the character and timing of recognition of the gains and losses the Portfolio realizes in connection therewith. The Portfolio's income from foreign currencies (except certain gains therefrom that may be excluded by future regulations), and income from transactions in hedging instruments derived by it with respect to its business of investing in securities or foreign currencies, will qualify as permissible income for its RIC investors under the requirement that at least 90% of a RIC's gross income each taxable year consist of specified types of income. However, income from the disposition by the Portfolio of hedging instruments (other than those on foreign currencies) held for less than three months will be subject to the requirement applicable to its RIC investors that less than 30% of a RIC's gross income each taxable year consist of certain short-term gains ("Short-Short Limitation"). Income from the disposition of foreign currencies, and hedging instruments on foreign currencies, that are not directly related to the Portfolio's principal business of investing in securities (or options and futures with respect thereto) also will be subject to the Short-Short Limitation for its RIC investors if they are held for less than three months.

If the Portfolio satisfies certain requirements, any increase in value of a position that is part of a "designated hedge" will be offset by any decrease in value (whether realized or not) of the offsetting hedging position during the period of the hedge for purposes of determining whether its RIC investors satisfy the Short-Short Limitation. Thus, only the net gain (if any) from the designated hedge will be included in gross income for purposes of that limitation. The Portfolio will consider whether it should seek to qualify for this treatment for its hedging transactions. To the extent the Portfolio does not so qualify, it may be forced to defer the closing out of certain hedging instruments beyond the time when it otherwise would be advantageous to do so, in order for its RIC investors to qualify or continue to qualify as RICs.

UNDERWRITERS

Forum Financial Services, Inc., Two Portland Square, Portland, Maine 04101 serves as the Trust's placement agent. The placement agent will receive no compensation for such placement agent services.

CALCULATIONS OF PERFORMANCE DATA

Not applicable.

FINANCIAL STATEMENTS

Not applicable.

                                     PART B
                      (STATEMENT OF ADDITIONAL INFORMATION)

                             SCHRODER CAPITAL FUNDS
                                    --------

                    SCHRODER U.S. SMALLER COMPANIES PORTFOLIO

                                OCTOBER 14, 1997

COVER PAGE
----------

Not applicable.

TABLE OF CONTENTS
-----------------

General Information and History........................................      B-1
Investment Objectives and Policies.....................................      B-1
Management of the Trust................................................      B-9
Control Persons and Principal Holders of Securities....................     B-12
Investment Advisory and Other Services.................................     B-12
Brokerage Allocation and Other Practices...............................     B-14
Capital Stock and Other Securities.....................................     B-16
Purchase, Redemption and Pricing of Securities.........................     B-16
Tax Status.............................................................     B-16
Underwriters...........................................................     B-17
Calculations of Performance Data.......................................     B-17
Financial Statements...................................................     B-17

GENERAL INFORMATION AND HISTORY
-------------------------------

Not applicable.

INVESTMENT OBJECTIVES AND POLICIES
----------------------------------

INTRODUCTION

Part A contains information about the investment objective and policies of the Schroder U.S. Smaller Companies Portfolio (the "Portfolio"), a series of Schroder Capital Funds (the "Trust"). The following discussion is intended to supplement the disclosure in Part A concerning the Portfolio's investments, investment techniques and strategies and the risks associated therewith. This Part B should be read only in conjunction with Part A.

DEFINITIONS

As used in this Part B, the following terms shall have the meanings listed:

"Board" shall mean the Board of Trustees of the Trust.

"1933 Act" shall mean the Securities Act of 1933, as amended.

"1940 Act" shall mean the Investment Company Act of 1940, as amended.

"Commission" shall mean the U.S. Securities and Exchange Commission.

U.S. GOVERNMENT SECURITIES

The Portfolio may invest in obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities that have remaining maturities not exceeding one year. Agencies and instrumentalities that issue or guarantee debt securities and that have been established or sponsored by the U.S. Government include the Bank for Cooperatives, the Export-Import Bank, the Federal Farm Credit System, the Federal Home Loan Banks, the Federal Home Loan Mortgage Corporation, the Federal Intermediate Credit Banks, the Federal Land Banks, the Federal National Mortgage Association, the Government National Mortgage Association and the Student Loan Marketing Association. Except for obligations issued by the U.S. Treasury and the Government National Mortgage Association, none of the obligations of the other agencies or instrumentalities referred to above is backed by the full faith and credit of the U.S. Government.

BANK OBLIGATIONS

The Portfolio may invest in obligations of U.S. banks (including certificates of deposit, bankers' acceptances and time deposits) having total assets at the time of purchase in excess of $1 billion. Such banks must be insured by the Federal Deposit Insurance Corporation.

A certificate of deposit is an interest-bearing negotiable certificate issued by a bank against funds deposited in the bank. A bankers' acceptance is a short-term draft drawn on a commercial bank by a borrower, usually in connection with an international commercial transaction. Although the borrower is liable for payment of the draft, the bank unconditionally guarantees to pay the draft at its face value on the maturity date. A time deposit earns a specified rate of interest over a definite time period; however, unlike certificates of deposit, a time deposit cannot be traded in the secondary market.

SHORT-TERM DEBT SECURITIES

The Portfolio may invest in commercial paper, that is short-term unsecured promissory notes issued in bearer form by bank holding companies, corporations and finance companies. The commercial paper purchased by the Portfolio for temporary defensive purposes consists of direct obligations of domestic issuers that, at the time of investment, are rated "P-1" by Moody's Investors Service ("Moody's") or "A-1" by Standard & Poor's ("S&P"), or securities that, if not rated, are issued by companies having an outstanding debt issue currently rated "Aa" by Moody's or "AAA" or "AA" by S&P. The rating "P-1" is the highest commercial paper rating assigned by Moody's and the rating "A-1" is the highest commercial paper rating assigned by S&P.

REPURCHASE AGREEMENTS

The Portfolio may enter into repurchase agreements that mature or may be terminated by notice in seven days or less with U.S. banks or broker-dealers. In a typical repurchase agreement the seller of a security commits itself at the time of the sale to repurchase that security from the buyer at a mutually agreed-upon time and price. The repurchase price exceeds the sale price, reflecting an agreed-upon interest rate effective for the period the buyer owns the security subject to repurchase. The agreed-upon rate is unrelated to the interest rate on that security. Schroder Capital Management Inc. ("SCMI"), the Portfolio's investment adviser, will monitor the value of the underlying collateral at all times during the term of the repurchase agreement to insure that the value of the collateral always equals or exceeds the repurchase price. In the event of default by the seller under the repurchase agreement, the Portfolio may have difficulties in exercising its rights to the underlying collateral and may incur costs and experience time delays in connection with the disposition of such collateral. To evaluate potential risks, SCMI reviews the creditworthiness of those banks and dealers with which the Portfolio enters into repurchase agreements.

WARRANTS

The Portfolio may invest in warrants. Warrants are options to purchase equity securities at specific prices valid for a specific period of time. Their prices do not necessarily move parallel to the prices of the underlying securities. Warrants have no voting rights, receive no dividends and have no rights with respect to the assets of the issuer. The Portfolio may not invest in warrants if, as a result, more than 5% of its net assets would be so invested or if, more than 2% of its net assets would be so invested in warrants that are not listed on the New York or American Stock Exchanges.

HIGH YIELD/JUNK BONDS

The Portfolio may invest up to 5% of its assets in bonds rated below "Baa" by Moody's or "BBB" by S&P (commonly known as "high yield/high risk securities" or "junk bonds"). Ratings of bonds represents the rating agencies' opinion regarding their quality, are not a guarantee of quality and may be reduced after the Portfolio has acquired the security. Credit ratings attempt to evaluate the safety of principal and interest payments and do not reflect an assessment of the volatility of the security's market value or the liquidity of an investment in the security. In addition, a rating agency may fail to make timely changes in credit ratings in response to subsequent events, so that an issuer's financial condition may be better or worse than the rating indicates.

Securities rated less than "Baa" by Moody's or "BBB" by S&P are classified as non-investment grade securities and securities rated "Baa" and "BB" respectively, are considered speculative by those rating agencies. Changes in economic condition or other circumstances are more likely to lead to a weakened capacity for such securities to make principal and interest payments than is the case for higher grade debt securities. Debt securities rated below investment grade are deemed by these agencies to be predominantly speculative with respect to the issuer's capacity to pay interest and repay principal and may involve substantial risk exposure to adverse conditions. Junk bonds includes securities that are in default or face the risk of default with respect to the payment of principal or interest. Such securities are generally unsecured and are often subordinated to other creditors of the issuer. To the extent the Portfolio is required to seek recovery upon a default in the payment of principal or interest on its portfolio holdings, the Portfolio may incur additional expenses and have limited legal recourse in the event of a default.

Lower rated debt securities generally offer a higher current yield than that available from higher grade issuers, but they involve higher risks, in that they are especially subject to adverse changes in general economic conditions and in the industries in which the issuers are engaged, to changes in the financial condition of the issuers and to price fluctuations in response to changes in interest rates. During periods of economic downturn or rising interest rates, highly leveraged issuers may experience financial stress, which could adversely effect their ability to make payments of principal and interest and increase the possibility of default. In addition, such issuers may not have more traditional methods of financing available to them, and may be unable to repay debt at maturity by refinancing. The risk of loss due to default by such issuers is significantly greater because such securities frequently are unsecured and subordinated to the prior payment of senior indebtedness.

The market for lower rated securities has expanded rapidly in recent years, and its growth paralleled a long economic expansion. In the past, the prices of many lower rated debt securities declined substantially, reflecting an expectation that many issuers of such securities might experience financial difficulties. As a result, the yields on lower rated debt securities rose dramatically. However, such higher yields did not reflect the value of the income stream that holders of such securities could lose a substantial portion of their value as a result of the issuers' financial restructuring or default. There can be no assurance that such declines will not recur. The market for lower rated debt securities generally is thinner and less active than that for higher quality securities, which may limit the Portfolio's ability to sell such securities at fair value in response to changes in the economy or the financial markets. Adverse publicity and investor perceptions, whether or not based on fundamental analysis, may also decrease the values and liquidity of lower rated securities, especially in a thinly traded market.

ILLIQUID AND RESTRICTED SECURITIES

"Illiquid and Restricted Securities" under Part A sets forth the circumstances in which the Portfolio may invest in illiquid and restricted securities. In connection with the Portfolio's original purchase of restricted securities it may negotiate rights with the issuer to have such securities registered for sale at a later time. Further, the expenses of registration of restricted securities that are illiquid may also be negotiated by the Portfolio with the issuer at the time such securities are purchased by the Portfolio. When registration is required, however, a considerable period may elapse between a decision to sell the securities and the time the Portfolio would be permitted to sell such securities. A similar delay might be experienced in attempting to sell such securities pursuant to an exemption from registration. Thus, the Portfolio may not be able to obtain as favorable a price as that prevailing at the time of the decision to sell.

LOANS OF PORTFOLIO SECURITIES

The Portfolio may lend its portfolio securities subject to the restrictions stated in Part A. Under applicable regulatory requirements (which are subject to change), the loan collateral must, on each business day, at least equal the market value of the loaned securities and must consist of cash, bank letters of credit, U.S. Government securities, or other cash equivalents in which the Portfolio is permitted to invest. To be acceptable as collateral, letters of credit must obligate a bank to pay amounts demanded by the Portfolio if the demand meets the terms of the letter. Such terms and the issuing bank must be satisfactory to the Portfolio. In a portfolio securities lending transaction, the Portfolio receives from the borrower an amount equal to the interest paid or the dividends declared on the loaned securities during the term of the loan as well as the interest on the collateral securities, less any finders' or administrative fees the Portfolio pays in arranging the loan. The Portfolio may share the interest it receives on the collateral securities with the borrower as long as it realizes at least a minimum amount of interest required by the lending guidelines established by the Board. The Portfolio will not lend its portfolio securities to any officer, director, employee or affiliate of the Portfolio or SCMI. The terms of the Portfolio's loans must meet certain tests under the Internal Revenue Code of 1986, as amended (the "Code") and permit the Portfolio to reacquire loaned securities on five business days' notice or in time to vote on any important matter.

COVERED CALLS AND HEDGING

As described in Part A, the Portfolio may write covered calls on up to 100% of its total assets or employ one or more types of Hedging Instruments (as defined in Part A). When hedging to attempt to protect against declines in the market value of the Portfolio's securities, to permit the Portfolio to retain unrealized gains in the value of portfolio securities that have appreciated, or to facilitate selling securities for investment reasons, the Portfolio would:
(1) sell Stock Index Futures (as defined below), (2) purchase puts on such futures or on securities, or (3) write covered calls on securities or such futures. When hedging to establish a position in the equities markets as a temporary substitute for purchasing particular equity securities (which the Portfolio will normally purchase and then terminate the hedging position), the Portfolio would: (1) purchase Stock Index Futures; or (2) purchase calls on such futures or on securities. The Portfolio's strategy of hedging with Stock Index Futures and options on such futures will be incidental to the Portfolio's activities in the underlying cash market.

WRITING COVERED CALL OPTIONS. The Portfolio may write (i.e., sell) call options ("calls") if: (1) the calls are listed on a domestic securities or commodities exchange; and (2) the calls are "covered" (i.e., the Portfolio owns the securities subject to the call or other securities acceptable for applicable escrow arrangements) while the call is outstanding. A call written on a Stock Index Future must be covered by deliverable securities or segregated liquid assets. If a call written by the Portfolio is exercised, the Portfolio forgoes any profit from any increase in the market price above the call price of the underlying investment on which the call was written.

When the Portfolio writes a call on a security, it receives a premium and agrees to sell the underlying securities to a purchaser of a corresponding call on the same security during the call period (usually not more than nine months) at a fixed exercise price (which may differ from the market price of the underlying security), regardless of market price changes during the call period. The risk of loss will have been retained by the Portfolio if the price of the underlying security should decline during the call period, which may be offset to some extent by the premium.

To terminate its obligation on a call it has written, the Portfolio may purchase a corresponding call in a "closing purchase transaction." A profit or loss will be realized, depending upon whether the net of the amount of option transaction costs and the premium previously received on the call written was more or less than the price of the call subsequently purchased. A profit may also be realized if the call lapses unexercised because the Portfolio retains the underlying security and the premium received. If the Portfolio could not effect a closing purchase transaction due to the lack of a market, it would have to hold the callable securities until the call lapsed or was exercised.

The Portfolio may also write calls on Stock Index Futures without owning a futures contract or a deliverable bond, provided that at the time the call is written, the Portfolio covers the call by segregating in escrow an equivalent dollar amount of liquid assets. The Portfolio will segregate additional liquid assets if the value of the escrowed assets drops below 100% of the current value of the Stock Index Future. In no circumstances would an exercise notice require the Portfolio to deliver a futures contract; it would simply put the Portfolio in a short futures position, which is permitted by the Portfolio's hedging policies.

PURCHASING CALLS AND PUTS. The Portfolio may purchase put options ("puts") that relate to: (1) securities held by it; (2) Stock Index Futures (whether or not it holds such futures in its portfolio); or (3) broadly-based stock indices. The Portfolio may not sell puts other than those it previously purchased nor purchase puts on securities it does not hold. The Portfolio may purchase calls:
(1) as to securities, broadly based stock indices or Stock Index Futures; or (2) to effect a "closing purchase transaction" to terminate its obligation on a call it has previously written. A call or put may be purchased only if, after such purchase, the value of all put and call options held by the Portfolio would not exceed 5% of its total assets.

When the Portfolio purchases a call (other than in a closing purchase transaction), it pays a premium and, except as to calls on stock indices, has the right to buy the underlying investment from a seller of a corresponding call on the same investment during the call period at a fixed exercise price. The Portfolio benefits only if the call is sold at a profit or if, during the call period, the market price of the underlying investment is above the sum of the call price plus the transaction costs and the premium paid for the call and the call is exercised. If the call is not exercised or sold (whether or not at a profit), it will become worthless at its expiration date and the Portfolio will lose its premium payments and the right to purchase the underlying investment. When the Portfolio purchases a call on a stock index, it pays a premium, but settlement is in cash rather than by delivery of an underlying investment.

When the Portfolio purchases a put, it pays a premium and, except as to puts on stock indices, has the right to sell the underlying investment to a seller of a corresponding put on the same investment during the put period at a fixed exercise price. Buying a put on a security or Stock Index Future the Portfolio owns enables it to attempt to protect itself during the put period against a decline in the value of the underlying investment below the exercise price by selling the underlying investment at the exercise price to a seller of a corresponding put. If the market price of the underlying investment is equal to or above the exercise price and, as a result, the put is not exercised or resold, the put will become worthless at its expiration date and the Portfolio will lose its premium payment and the right to sell the underlying investment; the put may, however, be sold prior to expiration (whether or not at a profit).

Purchasing a put on either a stock index or on a Stock Index Future not held by the Portfolio permits it either to resell the put or to buy the underlying investment and sell it at the exercise price. The resale price of the put will vary inversely with the price of the underlying investment. If the market price of the underlying investment is above the exercise price and, as a result, the put is not exercised, the put will become worthless on its expiration date. In the event of a decline in price of the underlying investment, the Portfolio could exercise or sell the put at a profit to attempt to offset some or all of its loss on its portfolio securities. When the Portfolio purchases a put on a stock index, or on a Stock Index Future not held by it, the put protects the Portfolio to the extent that the index moves in a similar pattern to the securities held. In the case of a put on a stock index or Stock Index Future, settlement is in cash rather than by the Portfolio's delivery of the underlying investment.

STOCK INDEX FUTURES. The Portfolio may buy and sell futures contracts only if they relate to broadly based stock indices ("Stock Index Futures"). A stock index is "broadly based" if it includes stocks that are not limited to issuers in any particular industry or group of industries. Stock Index Futures obligate the seller to deliver (and the purchaser to take) cash to settle the futures transaction or to enter into an offsetting contract. No physical delivery of the underlying stocks in the index is made.

No price is paid or received upon the purchase or sale of a Stock Index Future. Upon entering into a futures transaction, the Portfolio will be required to deposit an initial margin payment in cash or U.S. Treasury bills with a futures commission merchant (the "futures broker"). The initial margin will be deposited with the Portfolio's custodian in an account registered in the futures broker's name; however the futures broker can gain access to that account only under specified conditions. As the future is marked to market to reflect changes in its market value, subsequent margin payments, called variation margin, will be paid to or by the futures broker on a daily basis. Prior to expiration of the future, if the Portfolio elects to close out its position by taking an opposite position, a final determination of variation margin is made, additional cash is required to be paid by or released to the Portfolio, and any loss or gain is realized for tax purposes. Although Stock Index Futures by their terms call for settlement by the delivery of cash, in most cases the obligation is fulfilled without such delivery, by entering into an offsetting transaction. All futures transactions are effected through a clearinghouse associated with the exchange on which the contracts are traded.

Puts and calls on broadly based stock indices or Stock Index Futures are similar to puts and calls on securities or other futures contracts except that all settlements are in cash and gain or loss depends on changes in the index in question (and thus on price movements in the stock market generally) rather than on price movements in individual securities or futures contracts. When the Portfolio buys a call on a stock index or Stock Index Future, it pays a premium. During the call period, upon exercise of a call by the Portfolio, a seller of a corresponding call on the same index will pay the Portfolio an amount of cash to settle the call if the closing level of the stock index or Stock Index Future upon which the call is based is greater than the exercise price of the call; that cash payment is equal to the difference between the closing price of the index and the exercise price of the call times a specified multiple (the "multiplier") that determines the total dollar value for each point of difference. When the Portfolio buys a put on a stock index or Stock Index Future, it pays a premium and has the right during the put period to require a seller of a corresponding put, upon the Portfolio's exercise of its put, to deliver to the Portfolio an amount of cash to settle the put if the closing level of the stock index or Stock Index Future upon which the put is based is less than the exercise price of the put; that cash payment is determined by the multiplier, in the same manner as described above as to calls.

ADDITIONAL INFORMATION ABOUT HEDGING INSTRUMENTS AND THEIR USE. The Portfolio's custodian, or a securities depository acting for the custodian, will act as the Portfolio's escrow agent, through the facilities of the Options Clearing Corporation ("OCC"), as to the securities on which the Portfolio has written options, or as to other acceptable escrow securities, so that no margin will be required for such transactions. OCC will release the securities on the expiration of the option or upon the Portfolio's entering into a closing transaction. An option position may be closed out only on a market that provides secondary trading for options of the same series, and there is no assurance that a liquid secondary market will exist for any particular option.

The Portfolio's option activities may affect its portfolio turnover rate and brokerage commissions. The exercise of calls written by the Portfolio may cause it to sell related portfolio securities, thus increasing its turnover rate in a manner beyond its control. The exercise by the Portfolio of puts on securities or Stock Index Futures may cause the sale of related investments, also increasing portfolio turnover. Although such exercise is within the Portfolio's control, holding a put might cause the Portfolio to sell the underlying investment for reasons that would not exist in the absence of the put. The Portfolio will pay a brokerage commission each time it buys or sells a call, a put or an underlying investment in connection with the exercise of a put or call. Such commissions may be higher than those that would apply to direct purchases or sales of the underlying investments. Premiums paid for options are small in relation to the market value of such investments, and, consequently, put and call options offer large amounts of leverage. The leverage offered by trading in options could result in the Portfolio's net asset value being more sensitive to changes in the value of the underlying investments.

REGULATORY ASPECTS OF HEDGING INSTRUMENTS AND COVERED CALLS. The Portfolio must operate within certain restrictions as to its long and short positions in Stock Index Futures and options thereon under a rule (the "CFTC Rule") adopted by the Commodity Futures Trading Commission (the "CFTC") under the Commodity Exchange Act

(the "CEA"), which excludes the Portfolio from registration with the CFTC as a "commodity pool operator" (as defined in the CEA) if it complies with the CFTC Rule. Under these restrictions the Portfolio will not, as to any positions, whether short, long or a combination thereof, enter into Stock Index Futures and options thereon for which the aggregate initial margins and premiums exceed 5% of the fair market value of its total assets, with certain exclusions as defined in the CFTC Rule. Under the restrictions, the Portfolio also must, as to its short positions, use Stock Index Futures and options thereon solely for bona-fide hedging purposes within the meaning and intent of the applicable provisions under the CEA.

Transactions in options by the Portfolio are subject to limitations established by each of the exchanges governing the maximum number of options that may be written or held by a single investor or group of investors acting in concert, regardless of whether the options were written or purchased on the same or different exchanges or are held in one or more accounts or through one or more exchanges or brokers. Thus, the number of options which the Portfolio may write or hold may be affected by options written or held by other entities, including other investment companies having the same or an affiliated investment adviser. Position limits also apply to Stock Index Futures. An exchange may order the liquidation of positions found to be in violation of those limits and may impose certain other sanctions. Due to requirements under the 1940 Act, as amended, when the Portfolio purchases a Stock Index Future, the Portfolio will maintain, in a segregated account or accounts with its custodian bank, cash or readily-marketable, short-term (maturing in one year or less) debt instruments in an amount equal to the market value of the securities underlying such Stock Index Future, less the margin deposit applicable to it.

LIMITS ON USE OF HEDGING INSTRUMENTS. Due to the Short-Short Limitation described under "Taxation," the Portfolio will limit the extent to which it engages in the following activities but will not be precluded from them: (1) selling investments, including Stock Index Futures, held for less than three months, whether or not they were purchased on the exercise of a call held by the Portfolio; (2) purchasing calls or puts that expire in less than three months;
(3) effecting closing transactions with respect to calls or puts purchased less than three months previously; (4) exercising puts held for less than three months; and (5) writing calls on investments held for less than three months.

POSSIBLE RISK FACTORS IN HEDGING. In addition to the risks discussed above, there is a risk in using short hedging by selling Stock Index Futures or purchasing puts on stock indices that the prices of the applicable index (thus the prices of the Hedging Instruments) will correlate imperfectly with the behavior of the cash (i.e., market value) prices of the Portfolio's equity securities. The ordinary spreads between prices in the cash and futures markets are subject to distortions due to differences in the natures of those markets. First, all participants in the futures markets are subject to margin deposit and maintenance requirements. Rather than meeting additional margin deposit requirements, investors may close futures contracts through offsetting transactions that could distort the normal relationship between the cash and futures markets. Second, the liquidity of the futures markets depends on participants entering into offsetting transactions rather than making or taking delivery. To the extent participants decide to make or take delivery, liquidity in the futures markets could be reduced, thus producing distortion. Third, from the point of view of speculators, the deposit requirements in the futures markets are less onerous than margin requirements in the securities markets. Therefore, increased participation by speculators in the futures markets may cause temporary price distortions.

The risk of imperfect correlation increases as the composition of the Portfolio diverges from the securities included in the applicable index. To compensate for the imperfect correlation of movements in the price of the equity securities being hedged and movements in the price of the Hedging Instruments, the Portfolio may use Hedging Instruments in a greater dollar amount than the dollar amount of equity securities being hedged if the historical volatility of the prices of such equity securities being hedged is more than the historical volatility of the applicable index. It is also possible that where the Portfolio has used Hedging Instruments in a short hedge, the market may advance and the value of equity securities held in the Portfolio may decline. If this occurred, the Portfolio would lose money on the Hedging Instruments and also experience a decline in value in its equity securities. However, while this could occur for a very brief period or to a very small degree, the value of a diversified portfolio of equity securities will tend to move over time in the same direction as the indices upon which the Hedging Instruments are based.

If the Portfolio uses Hedging Instruments to establish a position in the equities markets as a temporary substitute for the purchase of individual equity securities (long hedging) by buying Stock Index Futures and/or calls on such futures, on securities or on stock indices, it is possible that the market may decline. If the Portfolio then concluded not to invest in equity securities at that time because of concerns as to possible further market decline or for other reasons, it would realize a loss on the Hedging Instruments that is not offset by a reduction in the price of the equity securities purchased.

SHORT SALES AGAINST-THE-BOX

After the Portfolio makes a short sale against-the-box, while the short position is open, it must own an equal amount of the securities sold short or by virtue of ownership of securities have the right, without payment of further consideration, to obtain an equal amount of the securities sold short. Short sales against-the-box may be made to defer recognition of gain or loss, for federal income tax purposes, on the sale of securities "in the box" until the short position is closed out.

INVESTMENT RESTRICTIONS

The following investment restrictions, except where stated to be fundamental policies, are non-fundamental policies of the Portfolio. The policies defined as fundamental, together with the fundamental policies and investment objective described in the Part A, cannot be changed without the vote of a "majority" of the Portfolio's outstanding voting interests. Under the 1940 Act, such a "majority" vote is defined as the vote of the holders of the lesser of: (1) 67% or more of the interests present or represented by proxy at a meeting of interestholders, if the holders of more than 50% of the outstanding interests are present; or (2) more than 50% of the outstanding interests.

FUNDAMENTAL LIMITATIONS. The following investment restrictions of the Portfolio are fundamental policies:

(a) With respect to 75% of its assets, the Portfolio may not purchase a security other than a U.S. Government Security if, as a result, more than 5% of its total assets would be invested in the securities of a single issuer or it would own more than 10% of the outstanding voting securities of any single issuer.

(b) The Portfolio may not purchase securities if, immediately after the purchase, 25% or more of the value of its total assets would be invested in the securities of issuers conducting their principal business activities in the same industry; provided, however, that there is no limit on investments in U.S.
         Government Securities.

(c) The Portfolio may borrow money from banks or by entering into reverse repurchase agreements, provided that such borrowings do not exceed 33 1/3% of the value of the Portfolio's total assets (computed immediately after the borrowing).

(d) The Portfolio may not issue senior securities except to the extent permitted by the 1940 Act.

(e) The Portfolio may not underwrite securities of other issuers, except to the extent that it may be considered to be acting as an underwriter in connection with the disposition of portfolio securities.

(f) The Portfolio may not make loans, except it may enter into repurchase agreements, purchase debt securities that are otherwise permitted investments and lend portfolio securities.

(g) The Portfolio may not purchase or sell real estate or any interest therein, except that it may invest in debt obligations secured by real estate or interests therein or securities issued by companies that invest in real estate or interests therein.

(h) The Portfolio may not purchase or sell physical commodities unless acquired as a result of owning securities or other instruments, but it may purchase, sell or enter into financial options and futures and forward currency contracts and other financial contracts or derivative instruments.

NONFUNDAMENTAL  LIMITATIONS.   The  following  investment  restrictions  of  the
Portfolio are non-fundamental policies:

(a) The Portfolio's borrowings for other than temporary or emergency purposes or meeting redemption requests may not exceed an amount equal to 5% of the value of its net assets.

(b) The Portfolio may not acquire securities or invest in repurchase agreements with respect to any securities if, as a result, more than 15% of its net assets (taken at current value) would be invested in repurchase agreements not entitling the holder to payment of principal within seven days and in securities that are not readily marketable by virtue of restrictions on the sale of such securities to the public without registration under the 1933 Act ("Restricted Securities").

(c) The Portfolio may not invest in securities of another investment company, except to the extent permitted by the 1940 Act.

(d) The Portfolio may not purchase securities on margin, or make short sales of securities (except short sales against the box), except for the use of short-term credit necessary for the clearance of purchases and sales of portfolio securities. The Portfolio may make margin deposits in connection with permitted transactions in options, futures contracts and options on futures contracts.

(e) The Portfolio may not invest in securities (other than fully collateralized debt obligations) issued by companies that have conducted continuous operations for less than three years, including the operations of predecessors, unless guaranteed as to principal and interest by an issuer in whose securities the Portfolio could invest, if, as a result, more than 5% of the value of the Portfolio's total assets would be so invested.

(f) The Portfolio may not pledge, mortgage, hypothecate or encumber any of its assets except to secure permitted borrowings.

(g) The Portfolio may not invest in or hold securities of any issuer if, to the Trust's knowledge, officers and trustees of the Trust or officers and directors of the Portfolio's investment adviser, individually owning beneficially more than 1/2 of 1% of the securities of the issuer, in the aggregate own more than 5% of the issuer's securities.

(h) The Portfolio may not invest in interest in oil and gas or interests in other mineral exploration or development programs.

(i) The Portfolio may not lend portfolio securities if the total value of all loaned securities would exceed 25% of its total assets.

(j)      The   Portfolio  may  not  purchase  real  estate  limited  partnership interests.

(k) The Portfolio may not invest in warrants if, as a result, more than 5% of its net assets would be so invested or if, more than 2% of its net assets would be invested in warrants that are not listed on the New York or American Stock Exchanges.

MANAGEMENT OF THE TRUST.

The following information relates to the principal occupations of each Trustee and executive officer of the Trust during the past five years and shows the nature of any affiliation with SCMI or Schroder Fund Advisors Inc. ("Schroder Advisors"). Each of these individuals currently serves in the same capacity for Schroder Capital Funds (Delaware), an investment company with series that invests all of their assets in the Portfolio or other portfolios of the Trust, and for Schroder Capital Funds II, a registered investment company.

PETER E. GUERNSEY, 75, c/o the Trust, Two Portland Square, Portland, Maine - Trustee of the Trust; Insurance Consultant since August 1986; prior thereto Senior Vice President, Marsh & McLennan, Inc., insurance brokers.

JOHN I. HOWELL, 80, c/o the Trust, Two Portland Square, Portland, Maine - Trustee of the Trust; Private Consultant since February 1987; Honorary Director, American International Group, Inc.; Director, American International Life Assurance Company of New York.

CLARENCE F. MICHALIS, 75, c/o the Trust, Two Portland Square, Portland, Maine - Trustee of the Trust; Chairman of the Board of Directors, Josiah Macy, Jr. Foundation (charitable foundation).

HERMANN C. SCHWAB, 77, c/o the Trust, Two Portland Square, Portland, Maine - Chairman and Trustee of the Trust; retired since March, 1988; prior thereto, consultant to SCMI since February 1, 1984.

MARK J. SMITH*, 35, 33 Gutter Lane, London, England - President and Trustee of the Trust; Senior Vice President and Director of SCMI since April 1990; Director and Senior Vice President, Schroder Advisors.

MARK ASTLEY, 33, 787 Seventh Avenue, New York, New York - Vice President of the Trust; First Vice President of SCMI, prior thereto, employed by various affiliates of SCMI in various positions in the investment research and portfolio management areas since 1987.

ROBERT G. DAVY, 36, 787 Seventh Avenue, New York, New York - Vice President of the Trust; Director of SCMI and Schroder Capital Management International Ltd. since 1994; First Vice President of SCMI since July, 1992; prior thereto, employed by various affiliates of SCMI in various positions in the investment research and portfolio management areas since 1986.

MARGARET H. DOUGLAS-HAMILTON, 55, 787 Seventh Avenue, New York, New York - Vice President of the Trust; Secretary of SCM since July 1995; Senior Vice President (since April 1997) and General Counsel of Schroders Incorporated since May 1987; prior thereto, partner of Sullivan & Worcester, a law firm.

RICHARD R. FOULKES, 51, 787 Seventh Avenue, New York, New York - Vice President of the Trust; Deputy Chairman of SCMI since October 1995; Director and Executive Vice President of Schroder Capital Management International Ltd.
since 1989.

ROBERT JACKOWITZ, 30, 787 Seventh Avenue, New York, New York - Treasurer of the First Trust; Vice President of SCM since September 1995; Treasurer of SCM and Schroder Advisors since July 1995; Vice President of SCMI and SCM since April 1997; and Assistant Treasurer of Schroders Incorporated since January 1990.

JOHN Y. KEFFER, 54, Two Portland Square, Portland, Maine - Vice President of the Trust; President of FFC, the Fund's transfer and dividend disbursing agent and other affiliated entities including Forum Financial Services, Inc. and Forum Advisors, Inc.

JANE P. LUCAS, 35, 787 Seventh Avenue, New York, New York - Vice President of the Trust; Director and Senior Vice President SCMI; Director of SCM since September 1995; Director of Schroder Advisors since September 1996; Assistant Director Schroder Investment Management Ltd. since June 1991.

CATHERINE A. MAZZA, 37, 787 Seventh Avenue, New York, New York - Vice President of the Trust; President of Schroder Advisors since 1997; First Vice President of SCMI and SCM since 1996; prior thereto, held various marketing positions at Alliance Capital, an investment adviser, since July 1985.

MICHAEL PERELSTEIN, 41, 787 Seventh Avenue, New York, New York - Vice President of the Trust; Director since May 1997 and Senior Vice President of SCMI since January 1997; prior thereto, Managing Director of MacKay - Shields Financial Corp.

ALEXANDRA POE, 36, 787 Seventh Avenue, New York, New York - Secretary and Vice President of the Trust; Vice President of SCMI since August 1996; Fund Counsel and Senior Vice President of Schroder Advisors since August 1996; Secretary of Schroder Advisors; prior thereto, an investment management attorney with Gordon Altman Butowsky Weitzen Shalov & Wein since July 1994; prior thereto counsel and Vice President of Citibank, N.A. since 1989.

THOMAS G. SHEEHAN, 42, Two Portland Square, Portland, Maine - Assistant Treasurer and Assistant Secretary of the Trust; Managing Director, Forum Financial Services, Inc. since 1993; prior thereto, Special Counsel, U.S. Securities and Exchange Commission, Division of Investment Management, Washington, D.C.

FARIBA TALEBI, 36, 787 Seventh Avenue, New York, New York - Vice President of the Trust; Group Vice President of SCMI since April 1993, employed in various positions in the investment research and portfolio management areas since 1987; Director of SCM since April 1997.

JOHN A. TROIANO, 38, 787 Seventh Avenue, New York, New York - Vice President of the Trust; Director of SCM since April 1997; Chief Executive Officer, since April 1, 1997, of SCMI and Managing Director and Senior Vice President of SCMI since October 1995; prior thereto, employed by various affiliates of SCMI in various positions in the investment research and portfolio management areas since 1981.

IRA L. UNSCHULD, 31, 787 Seventh Avenue, New York, New York - Vice President of the Trust; Vice President of SCMI since April, 1993 and an Associate from July, 1990 to April, 1993.

CATHERINE S. WOOLEDGE, 55, Two Portland Square, Portland, Maine - Assistant Treasurer and Assistant Secretary of the Trust - Counsel, Forum Financial Services, Inc. since November 1996. Prior thereto, associate at Morrison & Foerster, Washington, D.C. from October 1994 to November 1996, associate corporate counsel at Franklin Resources, Inc. from September 1993 to September 1994, and prior thereto associate at Drinker Biddle & Reath, Philadelphia, PA.

*    Interested Trustee of the Trust within the meaning of the 1940 Act.

Schroder Advisors is a wholly owned subsidiary of SCMI, which is a wholly owned subsidiary of Schroders Incorporated, which in turn is an indirect, wholly owned U.S. subsidiary of Schroders plc. Schroder Capital Management Inc. ("SCM") is also a wholly owned subsidiary of Schroders Incorporated.

Officers and Trustees who are interested persons of the Trust receive no salary, fees or compensation from the Trust. Trustees of the Trust who are not Interested Trustees, receive an annual fee of $1,000 and a fee of $250 for each meeting of the Board attended by them except in the case of Mr. Schwab, who receives an annual fee of $1,500 and a fee of $500 for each meeting attended. The Trust has no bonus, profit sharing, pension or retirement plans.

The following information relates to the principal occupations of each Trustee and executive officer of the Trust during the past five years and shows the nature of any affiliation with SCMI. Each of these individuals currently serves in the same capacity for Schroder Capital Funds (Delaware), an investment company with a series that invests all of its assets in the Portfolio.

Officers and Trustees who are interested persons of the Trust receive no salary, fees or compensation from the Fund. Independent Trustees of the Trust receive an annual fee of $1,000 and a fee of $250 for each meeting of the Trust Board attended by them except in the case of Mr. Schwab, who receives an annual fee of $1,500 and a fee of $500 for each meeting attended. The Fund has no bonus, profit sharing, pension or retirement plans.

The following table provides the aggregate compensation paid to the Trustees of the Trust by the Trust and paid to the Trustees of the Trust by all investment companies in the "Fund Complex," which includes Schroder Capital Funds II and Schroder Capital Funds (Delaware), open-end investment companies for which SCMI serves as investment adviser, and Schroder Asian Growth Fund, Inc., a closed-end investment company for which SCMI serves as investment adviser. Information is presented for the twelve month period ended May 31, 1997, the Portfolio's last fiscal year.

                                                          Pension or                             Total Compensation
                                                     Retirement Benefits                        From Trust And Fund
                                     Aggregate        Accrued As Part of    Estimated Annual      Complex Paid To
                                 Compensation From    Portfolio Expenses      Benefits Upon          Trustees*
Name of Trustee                        Trust                                   Retirement
------------------------------- -------------------- --------------------- -------------------- ---------------------

Mr. Guernsey                                 $1,750                    $0                   $0               $14,750
Mr. Hansmann                                  1,375                     0                    0                 1,375
Mr. Howell                                    1,750                     0                    0                14,750
Mr. Michalis                                  1,750                     0                    0                 1,750
Mr. Schwab                                    3,000                     0                    0                 3,000
Mr. Smith                                         0                     0                    0                     0

As of September 30, 1997, the officers and Trustees of the Trust owned, in the aggregate, less than 1% of the Portfolio's outstanding shares.

While the Trust is a Delaware business trust, certain of its Trustees or officers are residents of the United Kingdom and substantially all of their assets may be located outside of the U.S. As a result it may be difficult for U.S. investors to effect service upon such persons within the U.S., or to realize judgments of courts of the U.S. predicated upon civil liabilities of such persons under the Federal securities laws of the U.S. The Trust has been advised that there is substantial doubt as to the enforceability in the United Kingdom of such civil remedies and criminal penalties as are afforded by the Federal securities laws of the U.S. Also it is unclear if extradition treaties now in effect between the U.S. and the United Kingdom would subject such persons to effective enforcement of the criminal penalties of such acts.

CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.
----------------------------------------------------

As of September, 1997, Schroder U.S. Smaller Companies Fund, a series of Schroder Capital Funds (Delaware), a Delaware business trust registered with the SEC as an open-end management investment company, and Small Cap Opportunities Fund, a series of Norwest Advantage Funds, a Delaware business trust registered with the SEC as an open-end management investment company, invests all of their investable assets in the Portfolio. As the majority interestholder in the Portfolio, Small cap Opportunities Fund may be deemed to control the Portfolio for purposes of the 1940 Act.

The investment companies that invest in the Portfolio have informed the Trust that whenever they are requested to vote on matters pertaining to the Portfolio, they will hold a meeting of their shareholders and will cast their votes as instructed by their respective shareholders. This only applies to matters for which they would be required to have a shareholder meeting if they directly held investment securities rather than invested in the Portfolio. It is anticipated that any other registered investment company (or series thereof) that may in the future invest in the Portfolio will follow the same or a similar practice.

INVESTMENT ADVISORY AND OTHER SERVICES.
---------------------------------------

INVESTMENT ADVISORY SERVICES

SCMI, 787 Seventh Avenue, New York, New York, 10019, serves as investment adviser to the Portfolio pursuant to an investment advisory agreement. SCMI is a wholly owned U.S. subsidiary of Schroders Incorporated (doing business in New York State as Schroders Holdings), the wholly owned U.S. holding company subsidiary of Schroders plc. Schroders plc is the holding company parent of a large worldwide group of banks and financial service companies (referred to as the "Schroder Group"), with associated companies and branch and representative offices located in seventeen countries worldwide. The Schroder Group specializes in providing investment management services, with Group funds under management currently in excess of $175 billion.

Pursuant to the investment advisory agreement, SCMI is responsible for managing the investment and reinvestment of the assets included in the Portfolio and for continuously reviewing, supervising and administering the Portfolio's investments. In this regard, it is the responsibility of SCMI to make decisions relating to the Portfolio's investments and to place purchase and sale orders regarding such investments with brokers or dealers selected by it in its discretion. SCMI also furnishes to the Board, which has overall responsibility for the business and affairs of the Trust, periodic reports on the investment performance of the Portfolio.

Under the terms of the investment advisory agreement, SCMI is required to manage the Portfolio's investment portfolio in accordance with applicable laws and regulations. In making its investment decisions, SCMI does not use material information that may be in its possession or in the possession of its affiliates.

The investment advisory agreement will continue in effect provided such continuance is approved annually: (1) by the holders of a majority of the outstanding voting securities of the Portfolio (as defined by the 1940 Act) or by the Board; and (2) by a majority of the Trustees who are not parties to such agreement or "interested persons" (as defined in the 1940 Act) of any such party. The investment advisory agreement may be terminated without penalty by vote of the Trustees or the interestholders of the Portfolio on 60 days' written notice to the Adviser, or by the Adviser on 60 days' written notice to the Trust and it will terminate automatically if assigned. The investment advisory agreement also provides that, with respect to the Portfolio, neither SCMI nor its personnel shall be liable for any error of judgment or mistake of law or for any act or omission in the performance of its or their duties to the Portfolio, except for willful misfeasance, bad faith or gross negligence in the performance of the SCMI's or their duties or by reason of reckless disregard of its or their obligations and duties under the investment advisory agreement.

For SCMI's services, the Portfolio pays SCMI a fee at an annual rate of 0.60% of the Portfolio's average daily net assets.

ADMINISTRATIVE SERVICES

On behalf of the Portfolio, the Trust has entered into an administration agreement with Schroder Advisors, 787 Seventh Avenue, New York, New York 10019. The Trust has also entered into a sub-administration agreement with Forum Administrative Services, LLC ("Forum"). Pursuant to their agreements, Schroder Advisors and Forum provide certain management and administrative services necessary for the Portfolio's operations, other than the investment management and administrative services provided to the Portfolio by SCMI pursuant to the investment advisory agreement, including among other things: (1) preparation of shareholder reports and communications, (2) regulatory compliance, such as reports to and filings with the Commission and state securities commissions; and
(3) general supervision of the operation of the Portfolio, including coordination of the services performed by the Portfolio's investment adviser, transfer agent, custodian, independent accountants, legal counsel and others. Schroder Advisors is a registered broker-dealer organized to act as administrator and distributor of mutual funds. Effective July 5, 1995, Schroder Advisors changed its name from Schroder Capital Distributors Inc.

For these services, Schroder Advisors is not entitled to receive from the Portfolio any fee. Forum is entitled to receive from the Portfolio a fee at the annual rate of 0.10% of the Portfolio's average daily net assets for its services.

The administrative services agreement and sub-administration agreement are terminable with respect to the Portfolio without penalty, at any time, by vote of a majority of the Trustees who are not "interested persons" of the Trust and who have no direct or indirect financial interest in the administrative services agreement or sub-administration agreement, upon not more than 60 days' written notice to Schroder Advisors or Forum, as appropriate, or by vote of the holders of a majority of the interests of the Portfolio, or, upon 60 days' notice, by Schroder Advisors or Forum. The administrative services agreement will terminate automatically in the event of its assignment.

The sub-administration agreement is terminable with respect to the Portfolio without penalty, at any time, by the Board and Schroder Advisors upon 60 days' written notice to Forum or by Forum upon 60 days' written notice to the Portfolio and Schroder Advisors, as appropriate.

CUSTODIAN

The Chase Manhattan Bank, Chase MetroTech Center, Brooklyn, New York 11245, acts as custodian of the Portfolio's assets but plays no role in making decisions as to the purchase or sale of portfolio securities for the Portfolio.

INDEPENDENT AUDITORS

Coopers & Lybrand L.L.P., One Post Office Square, Boston, Massachusetts 02109, serves as independent accountants for the Trust.

BROKERAGE ALLOCATION AND OTHER PRACTICES.
-----------------------------------------

INVESTMENT DECISIONS

Investment decisions for the Portfolio and for the other investment advisory clients of SCMI are made with a view to achieving their respective investment objectives. Investment decisions are the product of many factors in addition to basic suitability for the particular client involved. Thus, a particular security may be bought or sold for certain clients even though it could have been bought or sold for other clients at the same time. Likewise, a particular security may be bought for one or more clients when one or more clients are selling the security. In some instances, one client may sell a particular security to another client. It also sometimes happens that two or more clients simultaneously purchase or sell the same security, in which event each day's transactions in such security are, insofar as is possible, averaged as to price and allocated between such clients in a manner which in SCMI's opinion is equitable to each and in accordance with the amount being purchased or sold by each. There may be circumstances when purchases or sales of portfolio securities for one or more clients will have an adverse effect on other clients.

BROKERAGE AND RESEARCH SERVICES

Transactions on U.S. stock exchanges and other agency transactions involve the payment by the Portfolio of negotiated brokerage commissions. Such commissions vary among different brokers. Also, a particular broker may charge different commissions according to such factors as the difficulty and size of the transaction. Transactions in foreign securities generally involve the payment of fixed brokerage commissions, which are generally higher than those in the United States. Since most brokerage transactions for the Portfolio will be placed with foreign broker-dealers, certain portfolio transaction costs for the Portfolio may be higher than fees for similar transactions executed on U.S. securities exchanges. There is generally no stated commission in the case of securities traded in the over-the-counter markets, but the price paid by the Portfolio usually includes an undisclosed dealer commission or mark-up. In underwritten offerings, the price paid by the Portfolio includes a disclosed, fixed commission or discount retained by the underwriter or dealer.

The investment advisory agreement authorizes and directs SCMI to place orders for the purchase and sale of the Portfolio's investments with brokers or dealers selected by SCMI in its discretion and to seek "best execution" of such portfolio transactions. SCMI places all such orders for the purchase and sale of portfolio securities and buys and sells securities for the Portfolio through a substantial number of brokers and dealers. In so doing, SCMI uses its best efforts to obtain for the Portfolio the most favorable price and execution available. The Portfolio may, however, pay higher than the lowest available commission rates when SCMI believes it is reasonable to do so in light of the value of the brokerage and research services provided by the broker effecting the transaction. In seeking the most favorable price and execution, SCMI, having in mind the Portfolio's best interests, considers all factors it deems relevant, including, by way of illustration, price, the size of the transaction, the nature of the market for the security, the amount of the commission, the timing of the transaction taking into account market prices and trends, the reputation, experience and financial stability of the broker-dealers involved and the quality of service rendered by the broker-dealers in other transactions.

It has for many years been a common practice in the investment advisory business as conducted in certain countries, including the United States, for advisers of investment companies and other institutional investors to receive research services from broker-dealers which execute portfolio transactions for the clients of such advisers. Consistent with this practice, SCMI may receive research services from broker-dealers with which SCMI places the Portfolio's portfolio transactions. These services, which in some cases may also be purchased for cash, include such items as general economic and security market reviews, industry and company reviews, evaluations of securities and recommendations as to the purchase and sale of securities. Some of these services are of value to SCMI in advising various of its clients (including the Portfolio), although not all of these services are necessarily useful and of value in managing the Portfolio. The investment advisory fee paid by the Portfolio is not reduced because SCMI and its affiliates receive such services.

As permitted by Section 28(e) of the Securities Exchange Act of 1934 (the "Act"), SCMI may cause the Portfolio to pay a broker-dealer which provides "brokerage and research services" (as defined in the Act) to SCMI an amount of disclosed commission for effecting a securities transaction for the Portfolio in excess of the commission which another broker-dealer would have charged for effecting that transaction.

Subject to the policy of obtaining the best price consistent with quality of execution on transactions, SCMI may employ: (1) Schroder & Co. Inc. and its affiliates ("Schroder & Co."), affiliates of SCMI, to effect transactions on the New York Stock Exchange; and (2) Schroder Securities Limited and its affiliates ("Schroder Securities"), also affiliates of SCMI, to effect transactions of the Portfolio on certain foreign securities exchanges. Because of the affiliation between SCMI and both Schroder & Co. and Schroder Securities, the Portfolio's payment of commissions to them is subject to procedures adopted by the Board designed to ensure that commissions will not exceed the usual and customary brokers' commissions. No specific portion of the Portfolio's brokerage will be directed to Schroder & Co. or Schroder Securities, and in no event will either receive any brokerage in recognition of research services.

Payment of brokerage commissions to Schroder & Co. and Schroder Securities for effecting such transactions is subject to Section 17(e) of the 1940 Act, which requires, among other things, that commissions for transactions on a national securities exchange paid by a registered investment company to a broker which is an affiliated person of such investment company or an affiliated person of another person so affiliated not exceed the usual and customary broker's commissions for such transactions. It is the Portfolio's policy that commissions paid will in the judgment of the officers of the Trust responsible for making portfolio decisions and selecting brokers, be: (1) at least as favorable as commissions contemporaneously charged by Schroder & Co. and Schroder Securities on comparable transactions for its most favored unaffiliated customers; and (2) at least as favorable as those which would be charged on comparable transactions by other qualified brokers having comparable execution capability. The Board, including a majority of the non-interested Trustees, has adopted procedures pursuant to Rule 17e-1 promulgated by the SEC under Section 17(e) to ensure that commissions paid to Schroder & Co. and Schroder Securities by the Portfolio satisfy the foregoing standards. The Board will review all transactions at least quarterly for compliance with these procedures.

The Portfolio has no understanding or arrangement to direct any specific portion of its brokerage to Schroder & Co. or Schroder Securities and will not direct brokerage to these companies in recognition of research services.

CAPITAL STOCK AND OTHER SECURITIES.
-----------------------------------

Under the Trust Instrument, the Trustees are authorized to issue beneficial interest in one or more separate and distinct series. Investments in the Portfolio have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Each investor in the Portfolio is entitled to a vote in proportion to the amount of its investment therein. Investors in the Portfolio and other series (collectively, the "portfolios") of the Trust will all vote together in certain circumstances (e.g., election of the Trustees and ratification of auditors, as required by the 1940 Act and the rules thereunder). One or more portfolios could control the outcome of these votes. Investors do not have cumulative voting rights, and investors holding more than 50% of the aggregate interests in the Trust or in the Portfolio, as the case may be, may control the outcome of votes. The Trust is not required and has no current intention to hold annual meetings of investors, but the Trust will hold special meetings of investors when: (1) a majority of the Trustees determines to do so; or (2) investors holding at least 10% of the interests in the Trust (or the Portfolio) request in writing a meeting of investors in the Trust (or Portfolio). Except for certain matters specifically described in the Trust Instrument, the Trustees may amend the Trust's Trust Instrument without the vote of investors.

The Trust, with respect to the Portfolio, may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the Trust's Board. The Portfolio may be terminated: (1) upon liquidation and distribution of its assets, if approved by the vote of a majority of the Portfolio's outstanding voting securities (as defined in the 1940 Act); or (2) by the Trustees on written notice to the Portfolio's investors. Upon liquidation or dissolution of any Portfolio, the investors therein would be entitled to share pro rata in its net assets available for distribution to investors.

The Trust is organized as a business trust under the laws of the State of Delaware. The Trust's interestholders are not personally liable for the obligations of the Trust under Delaware law. The Delaware Business Trust Act provides that an interestholder of a Delaware business trust shall be entitled to the same limitation of liability extended to shareholders of private corporations for profit. However, no similar statutory or other authority limiting business trust interestholder liability exists in many other states, including Texas. As a result, to the extent that the Trust or an interestholder is subject to the jurisdiction of courts in those states, the courts may not apply Delaware law, and may thereby subject the Trust to liability. To guard against this risk, the Trust Instrument of the Trust disclaims liability for acts or obligations of the Trust and requires that notice of such disclaimer be given in each agreement, obligation and instrument entered into by the Trust or its Trustees, and provides for indemnification out of Trust property of any interestholder held personally liable for the obligations of the Trust. Thus, the risk of an interestholder incurring financial loss beyond his investment because of shareholder liability is limited to circumstances in which: (1) a court refuses to apply Delaware law; (2) no contractual limitation of liability is in effect; and (3) the Trust itself is unable to meet its obligations. In light of Delaware law, the nature of the Trust's business, and the nature of its assets, the Board believes that the risk of personal liability to a Trust interestholder is remote.

PURCHASE, REDEMPTION AND PRICING OF SECURITIES.
-----------------------------------------------

Interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of section 4(2) of the 1933 Act. All investments in the Portfolio are made and withdrawn at the net asset value ("NAV") next determined after an order is received by the Portfolio. NAV per share is calculated by dividing the aggregate value of the Portfolio's assets less all liabilities by the number of shares of the Portfolio outstanding.

TAX STATUS.
-----------

The Portfolio will be classified for federal income tax purposes as a partnership that will not be a "publicly traded partnership." As a result, the Portfolio will not be subject to federal income tax; instead, each investor in the Portfolio will be required to take into account in determining its federal income tax liability its share of the Portfolio's income, gains, losses, deductions, and credits, without regard to whether it has received any cash distributions from the Portfolio. The Portfolio also will not be subject to Delaware income or franchise tax.

Each investor in the Portfolio will be deemed to own a proportionate share of the Portfolio's assets, and to earn a proportionate share of the Portfolio's income, for, among other things, purposes of determining whether the investor satisfies the requirements to qualify as a regulated investment company ("RIC"). Accordingly, the Portfolio intends to conduct its operations so that its investors that intend to qualify as RICs ("RIC investors") will be able to satisfy all those requirements.

Distributions to an investor from the Portfolio (whether pursuant to a partial or complete withdrawal or otherwise) will not result in the investor's recognition of any gain or loss for federal income tax purposes, except that:
(1) gain will be recognized to the extent any cash that is distributed exceeds the investor's basis for its interest in the Portfolio before the distribution;
(2) income or gain will be recognized if the distribution is in liquidation of the investor's entire interest in the Portfolio and includes a disproportionate share of any unrealized receivables held by the Portfolio; (3) loss will be recognized if a liquidation distribution consists solely of cash and/or unrealized receivables; and (4) gain or loss may be recognized on a distribution to an investor that contributed property to the Portfolio. An investor's basis for its interest in the Portfolio generally will equal the amount of cash and the basis of any property it invests in the Portfolio, increased by the investor's share of the Portfolio's net income and gains and decreased by: (a) the amount of cash and the basis of any property the Portfolio distributes to the investor; and (b) the investor's share of the Portfolio's losses.

The Portfolio's use of hedging strategies, such as writing (selling) and purchasing options and futures and entering into forward contracts, involves complex rules that will determine for income tax purposes the character and timing of recognition of the gains and losses the Portfolio realizes in connection therewith. The Portfolio's income from foreign currencies (except certain gains therefrom that may be excluded by future regulations), and income from transactions in hedging instruments derived by it with respect to its business of investing in securities or foreign currencies, will qualify as permissible income for its RIC investors under the requirement that at least 90% of a RIC's gross income each taxable year consist of specified types of income. However, income from the disposition by the Portfolio of hedging instruments (other than those on foreign currencies) held for less than three months will be subject to the requirement applicable to its RIC investors that less than 30% of a RIC's gross income each taxable year consist of certain short-term gains ("Short-Short Limitation"). Income from the disposition of foreign currencies, and hedging instruments on foreign currencies, that are not directly related to the Portfolio's principal business of investing in securities (or options and futures with respect thereto) also will be subject to the Short-Short Limitation for its RIC investors if they are held for less than three months.

If the Portfolio satisfies certain requirements, any increase in value of a position that is part of a "designated hedge" will be offset by any decrease in value (whether realized or not) of the offsetting hedging position during the period of the hedge for purposes of determining whether its RIC investors satisfy the Short-Short Limitation. Thus, only the net gain (if any) from the designated hedge will be included in gross income for purposes of that limitation. The Portfolio will consider whether it should seek to qualify for this treatment for its hedging transactions. To the extent the Portfolio does not so qualify, it may be forced to defer the closing out of certain hedging instruments beyond the time when it otherwise would be advantageous to do so, in order for its RIC investors to qualify or continue to qualify as RICs.

UNDERWRITERS.
-------------

Forum Financial Services, Inc., Two Portland Square, Portland, Maine 04101, serves as the Trust's placement agent. The placement agent receives no compensation for such placement agent services.

CALCULATIONS OF PERFORMANCE DATA.
---------------------------------

Not applicable.

FINANCIAL STATEMENTS.
---------------------

The Portfolio's financial statements for the fiscal period ended May 31, 1997, including: statement of assets and liabilities, statement of operations, statements of changes in net assets, notes to financial statements, schedules of investments and independent auditor's report thereon are incorporated herein by reference.

                                     PART C
                                OTHER INFORMATION

ITEM 24.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)      Financial Statements.

         (1)      Included in Part A

                  None

         (2)      Included in Part B

         For Schroder U.S. Smaller Companies Portfolio:

          Audited financial statements for the fiscal period ended May 31, 1997, including: statement of assets and liabilities, statement of operations, statements of changes in net assets, notes to financial statements, schedules of investments and independent auditor's report thereon. (The Annual Report of Schroder Capital Funds with respect to Schroder U.S. Smaller Companies Portfolio, as filed with the Securities and Exchange Commission on August 5, 1997 in conjunction with the Annual Report of a series of Schroder Capital Funds (Delaware) that invests in the Portfolio pursuant to Rule 30b2-1 under the Investment Company Act of 1940, as amended, is incorporated herein by reference.)

(b)      Exhibits:

         (1) Trust Instrument of Registrant (filed as Exhibit 1 to the Registrant's Registration Statement and incorporated herein by reference).

         (2)      Not applicable.

         (3)      Not applicable.

         (4)      Not applicable.

         (5)   (a)  Form of Investment Advisory Agreement between Registrant and
                    Schroder Capital Management International Inc. ("SCMI") with respect to International Equity Fund, Schroder Emerging Markets Fund Institutional Portfolio and Schroder U.S. Smaller Companies Portfolio (filed as Exhibit 5 to Amendment No. 1 to Registrant's Registration Statement and incorporated herein by reference).

               (b) Investment Advisory Agreement between Registrant and SCMI with respect to Schroder International Smaller Companies Portfolio (filed as Exhibit 5(b) to Amendment No. 4 to Registrant's Registration Statement and incorporated herein by reference).

         (6)      Not required.

         (7)      Not applicable.

         (8) Form of Custodian Agreement between Registrant and The Chase Manhattan Bank (filed as Exhibit 8 to Registrant's Initial Registration Statement and incorporated herein by reference).

         (9)   (a)  Administration  Agreement  between  Registrant  and Schroder
                    Fund Advisors Inc. with respect to International Equity Fund, Schroder Emerging Markets Fund Institutional

                    Portfolio, Schroder U.S. Smaller Companies Portfolio, Schroder International Smaller Companies Portfolio and Schroder Global Asset Allocation Portfolio (filed as Exhibit 9(a) to Amendment No. 4 to Registrant's Registration Statement and incorporated herein by reference).

               (b) Sub-administration Agreement between Registrant and Forum Administrative Services, LLC with respect to International Equity Fund, Schroder Emerging Markets Fund Institutional Portfolio, Schroder U.S. Smaller Companies Portfolio, Schroder International Smaller Companies Portfolio and Schroder Global asset Allocation Portfolio (filed as Exhibit 9(b) to Amendment No. 4 to Registrant's Registration Statement and incorporated herein by reference).

               (e) Form of Transfer Agency and Portfolio Accounting Agreement between Registrant and Forum Financial Corp. with respect to International Equity Fund and Schroder Emerging Markets Fund Institutional Portfolio (filed as Exhibit 9(c) to Registrant's Initial Registration Statement and incorporated herein by reference).

               (f) Form of Placement Agent Agreement between Registrant and Forum Financial Services, Inc. with respect to International Equity Fund and Schroder Emerging Markets Fund Institutional Portfolio (filed as Exhibit 9(d) to Registrant's Initial Registration Statement and incorporated herein by reference).

         (10)     Not required.

         (11)     Not required.

         (12)     Not required.

         (13)     Not applicable.

         (14)     Not applicable.

         (15)     Not applicable.

         (16)     Not applicable.

ITEM 25.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT.

         None

ITEM 26. NUMBER OF HOLDERS OF SECURITIES AS OF OCTOBER 1, 1997.


Title of Class of Shares                                                Number
Of Beneficial Interest                                                Of Holders
----------------------                                                ----------
International Equity Fund                                                    2
Schroder EM Core Portfolio                                                   0
Schroder Emerging Markets Fund Institutional Portfolio                       2
Schroder Global Growth Portfolio                                             0
Schroder International Smaller Companies Portfolio                           2
Schroder U.S. Smaller Companies Portfolio                                    2

ITEM 27.  INDEMNIFICATION.

         Registrant does not currently hold any directors' and officers' or errors and omissions insurance policies. Registrant's trustees and officers are covered under Registrant's fidelity bond purchased pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended (the "Act").

         The general effect of Article 5 of Registrant's Trust Instrument is to indemnify existing or former trustees and officers of Registrant to the fullest extent permitted by law against liability and expenses. There is no indemnification if, among other things, any such person is adjudicated liable to the Registrant or its shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. This description is modified in its entirety by the provisions of
Article 5 of Registrant's Trust Instrument contained in this Registration Statement as Exhibit 1 and incorporated herein by reference.

         Provisions of Registrant's investment advisory agreements provide that the respective investment adviser shall not be liable for any mistake of judgment or in any event whatsoever, except for lack of good faith, provided that nothing shall be deemed to protect, or purport to protect, the investment adviser against any liability to Registrant or to Registrant's interestholders to which the investment adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the investment adviser's duties, or by reason of the investment adviser's reckless disregard of its obligations and duties hereunder. This description is modified in its entirety by the provisions of Registrant's Investment Advisory Agreement contained in this Registration Statement as Exhibit 5 and incorporated herein by reference. Likewise, Registrant has agreed to indemnify (1) Forum Financial Services, Inc. in the Administration and Sub-Administration Agreements, (2) Forum Financial Corp. in the Transfer Agency and Fund Accounting Agreement, and
(3) Forum Financial Services, Inc. in the Placement Agent Agreement for certain liabilities and expenses arising out of their acts or omissions under the respective agreements.

ITEM 28.  BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER.

         The following are the directors and principal officers of SCMI, including their business connections of a substantial nature. The address of each company listed, unless otherwise noted, is 33 Gutter Lane, London EC2V 8AS, United Kingdom. Schroder Capital Management International Limited ("Schroder Ltd.") is a United Kingdom affiliate of SCMI which provides investment management services international clients located principally in the United States.

          David M. Salisbury. Chief Executive Officer, Director and Chairman of Schroder Capital; Joint Chief Executive and Director of Schroder.

          Richard R. Foulkes. Senior Vice President and Managing Director of Schroder Capital.

          John A. Troiano. Managing Director and Senior Vice President. Mr. Troiano is also a Director of Schroder Ltd.

          David Gibson. Senior Vice President and Director of Schroder Capital. Director of Schroder Wertheim Investment Services Inc.

          John S. Ager. Senior Vice President and Director of Schroder Capital.

          Sharon L. Haugh. Senior Vice President and Director of Schroder Capital, Director and Chairman of Schroder Advisors Inc.

          Gavin D.L. Ralston. Senior Vice President and Director of Schroder Capital.

          Mark J. Smith. Senior Vice President and Director of Schroder Capital.

          Robert G. Davy. Senior Vice President. Mr. Davy is also a Director of Schroder Ltd. and an officer of open end investment companies for which SCMI and/or its affiliates provide investment services.

          Jane P. Lucas. Senior Vice President and Director of Schroder Capital; Director of Schroder Advisors Inc.; Director of Schroder Wertheim Investment Services, Inc.

          C. John Govett. Director of Schroder Capital; Group Managing Director of Schroder Investment Management Ltd. And Director of Schroders plc.

          Phillip J. Gould. Senior Vice President and Director of Schroder Capital.

          Louise Croset. First Vice President and Director of Schroder Capital.

          Abdallah Nauphal, Group Vice President and Director.

ITEM 29.  PRINCIPAL UNDERWRITERS.

         (a) Forum Financial Services, Inc. is the Registrant's placement agent. Registrant has no underwriters.

         (b)      Inapplicable.

         (c)      Inapplicable.

ITEM 30.  LOCATION OF BOOKS AND RECORDS.

         The majority of the accounts, books and other documents required to be maintained by Section 31(a) of the Act and the Rules thereunder are maintained at the offices of Forum Administrative Services, LLC and its affiliates, Two Portland Square, Portland, Maine 04104. The records required to be maintained under Rule 31a-1(b)(1) with respect to journals of receipts and deliveries of securities and receipts and disbursements of cash are maintained at the offices of Registrant's custodian, which is named under "Custodian" in Part B to this Registration Statement. The records required to be maintained under Rule
31a-1(b)(5), (6) and (9) are maintained at the offices of Registrant's investment adviser, which is named in Item 28 hereof.

ITEM 31.  MANAGEMENT SERVICES.

         Not applicable.

ITEM 32.  UNDERTAKINGS.

         Registrant undertakes to contain in its Trust Instrument provisions for assisting shareholder communications and for the removal of trustees substantially similar to those provided for in Section 16(c) of the Act, except to the extent such provisions are mandatory or prohibited under applicable Delaware law.

                                   SIGNATURES



Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of New York and the State of New York on the 15th day of October, 1997.



                                                  SCHRODER CAPITAL FUNDS

                                                  By: /s/  Mark J. Smith
                                                      ------------------
                                                           Mark J. Smith
                                                           President